EXHIBIT 4.1

                                                              Execution Version

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                             ZEUS MERGER TWO LIMITED
                                    as Issuer

                           and ZEUS MERGER ONE LIMITED
                               as Parent Guarantor


                       Floating Rate Senior Notes due 2012
                          8-1/4% Senior Notes due 2013
                          8-5/8% Senior Notes due 2015


                           ------------------------


                                    INDENTURE

                          Dated as of January 28, 2005

                           ------------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee




===============================================================================

                                TABLE OF CONTENTS


                                                                PAGE

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.........................................1
SECTION 1.02. OTHER DEFINITIONS..................................39
SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..42
SECTION 1.04. RULES OF CONSTRUCTION..............................42

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01. AMOUNT OF NOTES; ISSUABLE IN SERIES................43
SECTION 2.02. FORM AND DATING....................................44
SECTION 2.03. EXECUTION AND AUTHENTICATION.......................45
SECTION 2.04. REGISTRAR, PAYING AGENT AND CALCULATION AGENT......46
SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST................46
SECTION 2.06. HOLDER LISTS.......................................47
SECTION 2.07. TRANSFER AND EXCHANGE..............................47
SECTION 2.08. REPLACEMENT NOTES..................................48
SECTION 2.09. OUTSTANDING NOTES..................................48
SECTION 2.10. TEMPORARY NOTES....................................48
SECTION 2.11. CANCELLATION.......................................49
SECTION 2.12. DEFAULTED INTEREST.................................49
SECTION 2.13. CUSIP NUMBERS, ISINS, ETC..........................49
SECTION 2.14. CALCULATION OF PRINCIPAL AMOUNT OF NOTES...........49

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. REDEMPTION.........................................50
SECTION 3.02. APPLICABILITY OF ARTICLE...........................50
SECTION 3.03. NOTICES TO TRUSTEE.................................50
SECTION 3.04. SELECTION OF NOTES TO BE REDEEMED..................50
SECTION 3.05. NOTICE OF OPTIONAL REDEMPTION......................51
SECTION 3.06. EFFECT OF NOTICE OF REDEMPTION.....................52
SECTION 3.07. DEPOSIT OF REDEMPTION PRICE........................52
SECTION 3.08. NOTES REDEEMED IN PART.............................52
SECTION 3.09. REDEMPTION FOR TAXATION REASONS....................52
SECTION 3.10. SPECIAL MANDATORY REDEMPTION.......................53


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                                                                PAGE

SECTION 3.11. NOTICE OF SPECIAL MANDATORY REDEMPTION.............53
SECTION 3.12. EFFECT OF NOTICE OF SPECIAL MANDATORY REDEMPTION...53

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES...................................53
SECTION 4.02. REPORTS AND OTHER INFORMATION......................54
SECTION 4.03. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND
               ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED
               STOCK.............................................55
SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS..................60
SECTION 4.05. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                SUBSIDIARIES.....................................66
SECTION 4.06. ASSET SALES........................................68
SECTION 4.07. TRANSACTIONS WITH AFFILIATES.......................71
SECTION 4.08. CHANGE OF CONTROL..................................74
SECTION 4.09. COMPLIANCE CERTIFICATE.............................76
SECTION 4.10. FURTHER INSTRUMENTS AND ACTS.......................77
SECTION 4.11. FUTURE GUARANTORS..................................77
SECTION 4.12. LIENS..............................................77
SECTION 4.13. MAINTENANCE OF OFFICE OR AGENCY....................78
SECTION 4.14. MAINTENANCE OF INSURANCE...........................78
SECTION 4.15. MATTERS RELATING TO INTELSAT GENERAL CORPORATION...80
SECTION 4.16. SUSPENSION OF COVENANTS............................80
SECTION 4.17. PAYMENT OF ADDITIONAL AMOUNTS......................81
SECTION 4.18. ESCROW OF PROCEEDS; RELEASE........................82

                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01. WHEN ISSUER MAY MERGE OR TRANSFER ASSETS...........84
SECTION 5.02. SUCCESSOR COMPANY SUBSTITUTED......................86

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT..................................86
SECTION 6.02. ACCELERATION.......................................88
SECTION 6.03. OTHER REMEDIES.....................................88
SECTION 6.04. WAIVER OF PAST DEFAULTS............................89
SECTION 6.05. CONTROL BY MAJORITY................................89
SECTION 6.06. LIMITATION ON SUITS................................89
SECTION 6.07. RIGHTS OF THE HOLDERS TO RECEIVE PAYMENT...........90
SECTION 6.08. COLLECTION SUIT BY TRUSTEE.........................90


                                      -ii-
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                                                                PAGE

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM...................90
SECTION 6.10. PRIORITIES.........................................90
SECTION 6.11. UNDERTAKING FOR COSTS..............................91
SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS...................91

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE..................................91
SECTION 7.02. RIGHTS OF TRUSTEE..................................92
SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.......................93
SECTION 7.04. TRUSTEE'S DISCLAIMER...............................93
SECTION 7.05. NOTICE OF DEFAULTS.................................93
SECTION 7.06. REPORTS BY TRUSTEE TO THE HOLDERS..................94
SECTION 7.07. COMPENSATION AND INDEMNITY.........................94
SECTION 7.08. REPLACEMENT OF TRUSTEE.............................95
SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER........................96
SECTION 7.10. ELIGIBILITY; DISQUALIFICATION......................96
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER...96

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE........97
SECTION 8.02. CONDITIONS TO DEFEASANCE...........................98
SECTION 8.03. APPLICATION OF TRUST MONEY.........................99
SECTION 8.04. REPAYMENT TO ISSUER................................99
SECTION 8.05. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS.........100
SECTION 8.06. REINSTATEMENT.....................................100

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF THE HOLDERS....................100
SECTION 9.02. WITH CONSENT OF THE HOLDERS.......................101
SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT...............102
SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.....102
SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES..................102
SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS........................103
SECTION 9.07. PAYMENT FOR CONSENT...............................103
SECTION 9.08. ADDITIONAL VOTING TERMS...........................103


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                                                                PAGE

                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.01.  GUARANTEES......................................103
SECTION 10.02.  LIMITATION ON LIABILITY.........................106
SECTION 10.03.  SUCCESSORS AND ASSIGNS..........................107
SECTION 10.04.  NO WAIVER.......................................107
SECTION 10.05.  MODIFICATION....................................107
SECTION 10.06.  EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE
                GUARANTORS......................................107
SECTION 10.07.  NON-IMPAIRMENT..................................107

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS....................107
SECTION 11.02.  NOTICES.........................................108
SECTION 11.03.  COMMUNICATION BY THE HOLDERS WITH OTHER HOLDERS.109
SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS
                  PRECEDENT.....................................109
SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...109
SECTION 11.06.  WHEN NOTES DISREGARDED..........................109
SECTION 11.07.  RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR....110
SECTION 11.08.  LEGAL HOLIDAYS..................................110
SECTION 11.09.  GOVERNING LAW...................................110
SECTION 11.10.  NO RECOURSE AGAINST OTHERS......................110
SECTION 11.11.  SUCCESSORS......................................110
SECTION 11.12.  MULTIPLE ORIGINALS..............................110
SECTION 11.13.  TABLE OF CONTENTS; HEADINGS.....................110
SECTION 11.14.  INDENTURE CONTROLS..............................110
SECTION 11.15.  SEVERABILITY....................................110
SECTION 11.16.  JURISDICTION....................................110
SECTION 11.17.  IMMUNITY........................................111
SECTION 11.18.  CURRENCY OF ACCOUNT; CONVERSION OF CURRENCY;
                  FOREIGN EXCHANGE RESTRICTIONS.. ..............111

APPENDIX A -    PROVISIONS RELATING TO INITIAL NOTES, ADDITIONAL
                NOTES AND EXCHANGE NOTES

EXHIBIT INDEX

EXHIBIT A  -    FORM OF INITIAL 2013 NOTE
EXHIBIT B  -    FORM OF INITIAL 2015 NOTE
EXHIBIT C  -    FORM OF INITIAL FLOATING RATE NOTE
EXHIBIT D  -    FORM OF EXCHANGE 2013 NOTE
EXHIBIT E  -    FORM OF EXCHANGE 2015 NOTE
EXHIBIT F  -    FORM OF EXCHANGE FLOATING RATE NOTE


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EXHIBIT G  -    FORM OF TRANSFEREE LETTER OF REPRESENTATION - 2013 NOTES
EXHIBIT H  -    FORM OF TRANSFEREE LETTER OF REPRESENTATION - 2015 NOTES
EXHIBIT I  -    FORM OF TRANSFEREE LETTER OF REPRESENTATION - FLOATING RATE
                NOTES
EXHIBIT J  -    FORM OF SUPPLEMENTAL INDENTURE
















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                              CROSS-REFERENCE TABLE


   TIA                                                     INDENTURE
SECTION                                                     SECTION

310(a)(1).............................................     7.10; 7.11
   (a)(2).............................................     7.10; 7.11
   (a)(3).............................................     N.A.
   (a)(4).............................................     N.A.
   (a)(5).............................................     7.10
   (b)................................................     7.08; 7.10
   (c)................................................     N.A.
311(a)................................................     7.11
   (b)................................................     7.11
   (c)................................................     N.A.
312(a)................................................     2.06
   (b)................................................     11.03
   (c)................................................     11.03
313(a)................................................     7.06
   (b)(1).............................................     N.A.
   (b)(2).............................................     7.06
   (c)................................................     7.06
   (d)................................................     4.02;
                                                           4.09; 7.06
314(a)................................................     4.02; 4.09
   (b)................................................     N.A.
   (c)(1).............................................     11.04
   (c)(2).............................................     11.04
   (c)(3).............................................     N.A.
   (d)................................................     N.A.
   (e)................................................     11.05
   (f)................................................     4.10
315(a)................................................     7.01
   (b)................................................     7.05
   (c)................................................     7.01
   (d)................................................     7.01
   (e)................................................     6.11
316(a)(last sentence).................................     11.06
   (a)(1)(A)..........................................     6.05
   (a)(1)(B)..........................................     6.04
   (a)(2).............................................     N.A.
   (b)................................................     6.07
   (c)................................................     2.06
317(a)(1).............................................     6.08
   (a)(2).............................................     6.09
   (b)................................................     2.05
318(a)................................................     11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.




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

           INDENTURE dated as of January 28, 2005 among ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (the "ISSUER"), ZEUS MERGER ONE LIMITED (the "PARENT GUARANTOR") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE").

           Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of
(a)"$875,000,000 aggregate principal amount of 8-1/4% senior notes due 2013 (the "ORIGINAL 2013 NOTES"), $675,000,000 aggregate principal amount of 8-5/8% senior notes due 2015 (the "ORIGINAL 2015 NOTES" and, together with the 2013 Notes, the "ORIGINAL FIXED RATE NOTES") and $1,000,000,000 aggregate principal amount of floating rate senior notes due 2012 (the "ORIGINAL FLOATING RATE NOTES" and, together with the Fixed Rate Notes, the "ORIGINAL NOTES") issued on the date hereof, (b) any Additional Notes (as defined herein) that may be issued after the date hereof in the form of EXHIBIT A (the "INITIAL 2013 NOTES"), EXHIBIT B (the "INITIAL 2015 NOTES" and, together with the Initial 2013 Notes, the "INITIAL FIXED RATE NOTES") or EXHIBIT C (the "INITIAL FLOATING RATE NOTES" and, together with the Initial Fixed Rate Notes, the "INITIAL NOTES") and (c) if and when issued as provided in the Registration Rights Agreement (as defined in APPENDIX A hereto (the "APPENDIX")) or otherwise registered under the Securities Act (as defined herein) and issued, the Issuer's 8-1/4% senior notes due 2013 (the "EXCHANGE 2013 NOTES"), the Issuer's 8-5/8% senior notes due 2015 (the "EXCHANGE 2015 NOTES" and, together with the Exchange 2013 Notes, the "EXCHANGE FIXED RATE NOTES") and the Issuer's floating rate senior notes (the "EXCHANGE FLOATING RATE NOTES" and, together with the Exchange Fixed Rate Notes, the "EXCHANGE NOTES" and, together with the Initial Notes and the Original Notes, the "NOTES") issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Notes or otherwise registered under the Securities Act and issued in the form of EXHIBIT D, E or F. The Original 2013 Notes, Original 2015 Notes and Original Floating Rate Notes shall be issued in the form of Initial 2013 Notes, Initial 2015 Notes or Initial Floating Rates Notes, as applicable and references herein to Initial 2013 Notes, Initial 2015 Notes or Initial Floating Rate Notes shall include the applicable Original Notes. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Notes. The Original Fixed Rate Notes, Initial Fixed Rate Notes and Exchange Fixed Rate Notes are collectively referred to as the "FIXED RATE NOTES." The Original Floating Rate Notes, Initial Floating Rate Notes and Exchange Floating Rate Notes are collectively referred to as the "FLOATING RATE NOTES." The Original 2013 Notes, Initial 2013 Notes and Exchange 2013 Notes are collectively referred to as the "2013 NOTES." The Original 2015 Notes, Initial 2015 Notes and Exchange 2015 Notes are collectively referred to as the "2015 NOTES."

                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

           SECTION 1.01.  DEFINITIONS.

           "ACCEPTABLE EXCLUSIONS" means

           (1) war, invasion or hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:

                (a) any government or sovereign power (de jure or de facto),

                (b) any authority maintaining or using a military, naval or air force,

                (c) a military, naval or air force, or

                (d) any agent of any such government, power, authority or force;

           (2) any anti-satellite device, or device employing atomic or nuclear fission or fusion, or device employing laser or directed energy beams;

           (3) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not;

           (4) confiscation, nationalization, seizure, restraint, detention, appropriation or requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise or whether civil, military or de facto) or public or local authority or agency;

           (5) nuclear reaction, nuclear radiation or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

           (6) electromagnetic or radio frequency interference, except for physical damage to the Satellite directly resulting from such interference;

           (7) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of the Satellite;

           (8) an act of one or more individuals, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional;

           (9) any unlawful seizure or wrongful exercise of control of the Satellite made by any individual or individuals acting for political or terrorist purposes;

           (10) loss of revenue, incidental damages or consequential loss;

           (11) extra expenses, other than the expenses insured under such policy;

           (12) third party liability;



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

           (13) loss of a redundant component(s) that does not cause a transponder failure; and

           (14) such other similar exclusions or modifications to the foregoing exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

           "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person:

           (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, and

           (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

           "ACQUISITION" means the transactions pursuant to which Zeus Holdings Limited becomes the owner of all of the outstanding share capital of Intelsat, Ltd. pursuant to the Transaction Agreement.

           "ACQUISITION DATE" means the date of the consummation of the Acquisition pursuant to the Acquisition Documents.

           "ACQUISITION DOCUMENTS" means the Transaction Agreement, the Credit Agreement and, in each case, any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time.

           "ADDITIONAL 2013 NOTES" means 8-1/4% senior notes due 2013 issued under the terms of this Indenture subsequent to the Issue Date.

           "ADDITIONAL 2015 NOTES" means 8-5/8% senior notes due 2015 issued under the terms of this Indenture subsequent to the Issue Date.

           "ADDITIONAL FLOATING RATE NOTES" means floating rate senior notes due 2012 issued under the terms of this Indenture subsequent to the Issue Date.

           "ADDITIONAL NOTES" means Additional 2013 Notes, Additional 2015 Notes and Additional Floating Rate Notes.

           "ADJUSTED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net
Income:

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           (1) Consolidated Taxes; PLUS

           (2) Consolidated Interest Expense (including any interest expense set forth in clause (4) of the definition thereof, whether or not the same was deducted in calculating Consolidated Net Income); PLUS

           (3) Consolidated Non-cash Charges; PLUS

           (4) the amount of any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs or excess pension charges); PLUS

           (5) (a) the amount of any fees or expenses incurred or paid in such period for transition services related to satellites or other assets or businesses acquired and (b) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals relating to such fees and related expenses) during such period; PROVIDED that such amount pursuant to subclause (b) shall not exceed in any four-quarter period the greater of (x) $6.25 million and (y) 1.25% of Adjusted EBITDA of the Issuer and its Restricted Subsidiaries;

LESS, without duplication,

           (6) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period).

           "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

           "APPLICABLE PREMIUM" means

           (A) with respect to any Fixed Rate Note on any applicable redemption date, the greater of:

                (1) 1.0% of the then outstanding principal amount of such Fixed Rate Note; and

                (2) the excess of:

                     (a) the present value at such redemption date of (i) the
                redemption price of such Fixed Rate Note at January 15, 2009, in the case of 2013

               Notes, or at January 15, 2010, in the case of 2015 Notes (such redemption price being set forth in the applicable table appearing in Paragraph 5 on the reverse side of the applicable Fixed Rate Note attached as EXHIBIT A or EXHIBIT B hereto), plus
               (ii) all required interest payments due on such Fixed Rate Note through January 15, 2009, in the case of 2013 Notes, or January 15, 2010, in the case of 2015 Notes (in each case, excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

                     (b) the then outstanding principal amount of such Fixed
                Rate Note; and

           (B) with respect to any Floating Rate Note on any applicable redemption date, the greater of:

                (1) 1.0% of the then outstanding principal amount of the Floating Rate Note; and

                (2) the excess of:

                     (a) the present value at such redemption date of (i) the
                redemption price of the Floating Rate Notes at July 15, 2005 (such redemption price being set forth in the table appearing in Paragraph 5 on the reverse side of the Floating Rate Note attached as EXHIBIT C hereto), plus (ii) all required interest payments due on the Floating Rate Notes (assuming that the interest rate per annum on the Floating Rate Notes applicable on the date on which the notice of redemption was given was in effect for the entire period) through July 15, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

                     (b) the then outstanding principal amount of such Floating
                Rate Note.

           "ASSET SALE" means:

           (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a "DISPOSITION") or

           (2) the issuance or sale of Equity Interests (other than directors' qualifying shares or shares or interests required to be held by foreign nationals) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

           (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business including the sale or leasing (including by way of sales-type lease) of transponders or transponder capacity and the leasing or licensing of teleports;

           (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

           (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

           (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $20.0 million;

           (e) any disposition of property or assets or the issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

           (f) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $20.0 million shall be evidenced by an Officers' Certificate, and (2) $40.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Issuer;

           (g) foreclosures on assets or property of the Issuer or its Subsidiaries;

           (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

           (i) any disposition of inventory or other assets (including transponders, transponder capacity and teleports) in the ordinary course of business;

           (j) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

           (k) a sale of accounts receivable (including in respect of sales-type leases) and related assets (including contract rights) of the type specified in the definition of "Receivables Financing" to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

           (l) a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

           (m) the grant in the ordinary course of business of any license of patents, trademarks, know-how and any other intellectual property;

           (n) any Event of Loss;

           (o) any sale or other disposition of assets or property in connection with a Specified Sale/Leaseback Transaction;

           (p) any sale of an Excluded Satellite; PROVIDED, that for purposes of this clause (p) of this definition of "Asset Sale," references in the definition of "Excluded Satellite" to $37.5 million shall be deemed to be $25.0 million; PROVIDED, FURTHER, that any cash and Cash Equivalents received in connection with the sale of an Excluded Satellite shall be treated as Net Proceeds of an Asset Sale and shall be applied as provided for in Section 4.06; and

           (q) any transfer or disposition of any assets or equity of Galaxy Satellite TV Holdings Limited or Galaxy Satellite Broadcasting Limited.

           "BANK INDEBTEDNESS" means any and all amounts payable under or in respect of the Credit Agreement or the other Senior Credit Documents, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

           "BOARD OF DIRECTORS" means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

           "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

           "CAPITAL STOCK" means:

           (1) in the case of a corporation or a company, corporate stock or shares;

           (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

           (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

           (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

           "CASH CONTRIBUTION AMOUNT" means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of "Contribution Indebtedness."

           "CASH EQUIVALENTS" means:

           (1) U.S. Dollars, pounds sterling, Euros, national currency of any participating member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

           (2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof, in each case with maturities not exceeding two years from the date of acquisition;

           (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million, or the foreign currency equivalent thereof, and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

           (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

           (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

           (6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

           (7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

           (8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of:

           (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and any interest under Satellite Purchase Agreements);

           (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued;

           (3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; and

           (4) with respect to the Issuer, consolidated interest expense of any Parent of the Issuer for such period with respect to the Existing Holdings Notes or any refinancing thereof to the extent cash interest is paid thereon pursuant to Section 4.04(b)(xiii)(C) hereof;

LESS interest income for such period;

PROVIDED that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the effect of any purchase accounting adjustments in connection with the Transactions' PROVIDED, FURTHER, that for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

           "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; PROVIDED, HOWEVER, that:

           (1) any net after-tax extraordinary or nonrecurring or unusual gains or losses (less all fees and expenses relating thereto), or income or expense or charge (including, without limitation, any severance, relocation or other restructuring costs) and fees, expenses or charges related to any offering of equity interests of such Person, Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;

           (2) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated prior to, on or after the Issue Date shall be excluded;

           (3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

           (4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

           (5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

           (6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

           (7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

           (8) solely for the purpose of determining the amount of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; PROVIDED that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

           (9) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

           (10) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

           (11) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) solely for purposes of calculating the Debt to Adjusted EBITDA Ratio, the costs and expenses after the earliest of the Issue Date, date of Release or Acquisition Date, as the case may be, related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date, the date of Release and the Acquisition Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

           (12) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded;

           (13) (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded; and

           (14) an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any Parent of such Person in respect of such period in accordance with clause (xii) of
      Section 4.04(b) shall be included as though such amounts had been paid as income taxes directly by such Person for such period.

           Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from the calculation of Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary of the Issuer in respect of or that originally constituted Restricted Investments to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clause (5) or (6) of the definition of "Cumulative Credit."

           "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.

           "CONSOLIDATED TAXES" means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any Parent of such Person in respect of such period in accordance with Section 4.04(b)(xii), which shall be included as though such amounts had been paid as income taxes directly by such Person.

           "CONSOLIDATED TOTAL INDEBTEDNESS" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

           For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Stock or Preferred Stock that does not have a fixed price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

           "CONTINGENT OBLIGATIONS" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

           (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

           (2) to advance or supply funds:

                (a) for the purchase or payment of any such primary obligation;
           or

                (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

           (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

           "CONTRIBUTION INDEBTEDNESS" means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Guarantor after the Issue Date (other than any cash contributions in connection with the Transactions); PROVIDED that:

           (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than Secured Indebtedness) that ranks subordinate to the Notes with a Stated Maturity later than the Stated Maturity of the Notes, and

           (2) such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the date of Incurrence thereof.

           "CREDIT AGREEMENT" means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition among the Issuer, Holdings, the financial institutions named therein and Deutsche Bank Trust Company Americas (or an affiliate thereof), as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any one or more agreements or indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

           "CUMULATIVE CREDIT" means the sum of (without duplication):

           (1) cumulative Adjusted EBITDA of the Issuer for the period (taken as one accounting period) from and after the first day of the fiscal quarter during which the Issue Date (or, if later, the date of the Release) occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Adjusted EBITDA for such period is a negative, minus the amount by which cumulative Adjusted EBITDA is less than zero), PLUS

           (2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer or any Parent of the Issuer (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), PLUS

           (3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash after the Issue Date (or, if later, the date of the Release) (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), PLUS

           (4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (or, if later, the date of the Release) (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer or any Parent of the Issuer (other than Disqualified Stock), PLUS

           (5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Issuer or any Restricted Subsidiary from:

                (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii) or (x)),

                (B) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary or

                (C) a distribution, dividend or other payment from an Unrestricted Subsidiary, PLUS

           (6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investments of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or (x) or constituted a Permitted Investment).

The Fair Market Value of property other than cash covered by clauses (2), (3),
(4), (5) and (6) above shall be determined in good faith by the Issuer and

           (A) in the event of property with a Fair Market Value in excess of $20.0 million, shall be set forth in an Officers' Certificate or

           (B) in the event of property with a Fair Market Value in excess of $40.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Issuer.

           "CUMULATIVE INTEREST EXPENSE" means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Issue Date (or, if later, the date of the Release) occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available and immediately preceding the proposed Restricted Payment.

           "DEBT TO ADJUSTED EBITDA RATIO" means, with respect to any Person for any period, the ratio of (i) Consolidated Total Indebtedness as of the date of calculation (the "CALCULATION DATE") to (ii) Adjusted EBITDA of such Person for the four consecutive fiscal quarters immediately preceding such Calculation Date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Debt to Adjusted EBITDA Ratio is being calculated but prior to the Calculation Date, then the Debt to Adjusted EBITDA Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

           For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Debt to Adjusted EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

           For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect, among other things, (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (2) all adjustments used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote 4 to the "Summary Historical and Pro Forma Consolidated Financial Data" under "Offering Memorandum Summary" in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

           "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "DESIGNATED NON-CASH CONSIDERATION" means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

           "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Issuer or any Parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of "Cumulative Credit."

           "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

           (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; PROVIDED that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

           (2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

           (3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the applicable series of Notes; PROVIDED, HOWEVER, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; PROVIDED, FURTHER, HOWEVER, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; PROVIDED, FURTHER, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

           "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "EQUITY OFFERING" means any public or private sale after the Acquisition Date of common stock or ordinary shares or Preferred Stock of the Issuer or any Parent of the Issuer, as applicable (other than Disqualified Stock), other than:

           (1) public offerings with respect to the Issuer's or such Parent's common stock or ordinary shares registered on Form S-8; and

           (2) any such public or private sale that constitutes an Excluded Contribution.

           "EUROBOND NOTES" means the 8-1/8% notes due 2005 of Intelsat, Ltd.

           "EVENT OF LOSS" means any event that results in the Issuer or its Restricted Subsidiaries receiving proceeds from any insurance covering any Satellite, or in the event that the Issuer or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by any Satellite Manufacturer or any launch provider covering any of such Satellites.

           "EVENT OF LOSS PROCEEDS" means, with respect to any proceeds from any Event of Loss, all Satellite insurance proceeds received by the Issuer or any of the Restricted Subsidiaries in connection with such Event of Loss, after

           (1) provision for all income or other taxes measured by or resulting from such Event of Loss,

           (2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

           (3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss,

           (4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with the terms of the agreement(s) governing the ownership of such interest by such Person (other than provision for payments to insurance carriers required to be made based on projected future revenues expected to be generated from such Satellite in the good faith determination of the Issuer as evidenced by an Officers' Certificate), and

           (5) deduction of appropriate amounts to be provided by the Issuer or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement filed with the SEC in connection with the Registered Exchange Offer.

           "EXCLUDED CONTRIBUTIONS" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined by the Issuer in good faith) received by the Issuer after the date of the Release from:

           (1) contributions to its common equity capital, and

           (2) the sale (other than to a Subsidiary of the Issuer or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate, which are excluded from the calculation set forth in the definition of "Cumulative Credit."

           "EXCLUDED SATELLITE" means any Satellite (or, if the entire Satellite is not owned by the Issuer or any Restricted Subsidiary, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) (i) that is not expected or intended, in the good faith determination of the Board of Directors of the Issuer as evidenced by a resolution of the Board of Directors, to earn revenue from the operation of such Satellite (or portion, as applicable) in excess of $37.5 million for the immediately succeeding 12-month calendar period or (ii) that has a net book value not in excess of $150.0 million or
(iii) that (1) the procurement of In-Orbit Insurance therefor in the amounts and on the terms required by this Indenture would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (2) the procurement of such In-Orbit Insurance therefor would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable, in either case, in the good faith determination of the Board of Directors of the Issuer and evidenced by a resolution of the Board of Directors delivered to the Trustee, or (iv) for which In-Orbit Contingency Protection is available or (v) whose primary purpose is to provide In-Orbit Contingency Protection for the Issuer's or its Subsidiaries' other Satellites (or portions) and otherwise that is not expected or intended, in the good faith determination of the Board of Directors of the Issuer as evidenced by a resolution of the Board of Directors, to earn revenue from the operation of such Satellite (or portion, as applicable) in excess of $37.5 million for the immediately succeeding 12-month calendar period.

           "EXISTING HOLDINGS NOTES" means (a) the 5-1/4% Senior Notes due 2008,
(b) the 7-5/8% Senior Notes due 2012, (c) the 6-1/2% Senior Notes due 2013, in each case, of Intelsat, Ltd. and (d) the Eurobond Notes.

           "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

           "FCC LICENSES" shall mean all authorizations, licenses and permits issued by the Federal Communications Commission or any governmental authority substituted therefor to the Issuer or any of its Subsidiaries, under which the Issuer or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its TT&C Earth Stations (other than authorizations, orders, licenses or permits that are no longer in effect).

           "FLOW THROUGH ENTITY" means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

           "FOREIGN SUBSIDIARY" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

           "FSS OPERATORS" means each of (i) PanAmSat Corporation, (ii) New Skies Satellites B.V., (iii) SES Global S.A., (iv) Eutelsat S.A. and (v) any successor entities of each of the foregoing (whether by consolidation, amalgamation, merger with or winding up into another Person, or through the sale, transfer, lease, conveyance or other disposition of all or substantially all its equity, assets or properties in one or more related transactions to another Person or otherwise).

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term "CONSOLIDATED" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

           "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

           "GUARANTEE" means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

           "GUARANTOR" means any Person that Incurs a Guarantee; PROVIDED that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

           "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

           (1) currency exchange or interest rate swap agreements, cap agreements and collar agreements; and

           (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

           "HOLDER" means the Person in whose name a Note is registered on the registrar's books.

           "HOLDINGS" means Zeus Merger One Limited (which will be Intelsat, Ltd., after giving effect to the Transactions), a Bermuda company, until a successor replaces it and, thereafter, means the successor.

           "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

           "INDEBTEDNESS" means, with respect to any Person:

           (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a current account payable, trade payable or similar obligation Incurred, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

           (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

           (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); PROVIDED, HOWEVER, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

           (4) to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (I.E., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

PROVIDED, HOWEVER, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenue generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (5) Obligations under or in respect of any Qualified Receivables Financing; or (6) any obligations to make progress or incentive payments or risk money payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days.

           Notwithstanding anything in this Indenture, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

           "INDENTURE" means this Indenture as amended or supplemented from time to time.

           "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

           "INITIAL PURCHASERS" means Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., Banc of America Securities, Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Merrill Lynch & Co., CIBC World Markets Corp., RBC Capital Markets Corporation, Greenwich Capital Markets, Inc. and SG Americas Securities, LLC and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes.

           "IN-ORBIT CONTINGENCY PROTECTION" means transponder capacity that in the good faith determination of the Board of Directors of the Issuer as evidenced by a resolution of the Board of Directors, is available on a contingency basis by the Issuer or its Subsidiaries, directly or by another satellite operator pursuant to a contractual arrangement, to accommodate the transfer of traffic representing at least 25% of the revenue-generating capacity with respect to any Satellite (or, if the entire Satellite is not owned by the Issuer or any Restricted Subsidiary, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) that may suffer actual or constructive total loss and that meets or exceeds the contractual performance specifications for the transponders that had been utilized by such traffic; PROVIDED that the Satellite (or portion, as applicable) shall be deemed to be insured for a percentage of the Satellite's (or applicable portion's) net book value for which In-Orbit Contingency Protection is available.

           "IN-ORBIT INSURANCE" means, with respect to any Satellite (or, if the entire Satellite is not owned by the Issuer or any Restricted Subsidiary, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance (subject to a right of co-insurance in an amount up to $150.0 million) or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the launch insurance therefor (or, if launch insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth in this Indenture.

           "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or equivalent) by Moody's or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

           "INVESTMENT GRADE SECURITIES" means:

           (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

           (2) securities that have an Investment Grade Rating, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

           (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

           (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

           "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04:

           (1) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

                (a) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less

                (b) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

           (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

           "ISSUE DATE" means January 28, 2005, the date on which the Notes are originally issued.

           "ISSUER" means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

           "JOINT VENTURE" means any Person, other than an individual or a Subsidiary of the Issuer, (i) in which the Issuer or a Restricted Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) and (ii) which is engaged in a Similar Business.

           "LICENSE SUBSIDIARY" shall mean one or more wholly-owned Restricted Subsidiaries of the Issuer (i) that holds, was formed for the purpose of holding or is designated to hold FCC Licenses for the launch and operation of Satellites or for the operation of any TT&C Earth Station (other than any FCC License held by Intelsat General Corporation or any of its Subsidiaries) and (ii) all of the shares of capital stock and other ownership interests of which are held directly by the Issuer or a Subsidiary Guarantor.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

           "LOCKHEED NOTE" means the $20.0 million note, dated November 25, 2002 from Intelsat Global Service Corporation to COMSAT Corporation.

           "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

           "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

           "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction (including to obtain any consent therefor), and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

           "NET TRANSPONDER CAPACITY" means the aggregate transponder capacity for all in-orbit transponders then owned by the Issuer and its Restricted Subsidiaries.

           "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; PROVIDED that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

           "OFFERING MEMORANDUM" means the offering memorandum relating to the offering of the Original Notes dated January 24, 2005.

           "OFFICER" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer, any Parent of the Issuer or any of the Issuer's Restricted Subsidiaries.

           "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, any Parent of the Issuer or any of the Issuer's Restricted Subsidiaries, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, any Parent of the Issuer or any of the Issuer's Restricted Subsidiaries, that meets the requirements set forth in this Indenture.

           "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

           "PARENT" means, with respect to any Person, any direct or indirect parent company of such Person.

           "PARI PASSU INDEBTEDNESS" means:

           (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment with the Notes; and

           (2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment with such Guarantor's Guarantee.

           "PERMITTED HOLDERS" means, at any time, each of (i) the Sponsors and
(ii) any FSS Operator; PROVIDED, that, with respect to clause (ii), the Debt to Adjusted EBITDA Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to the transaction involving such FSS Operator that causes a Change of Control to occur (including any incurrence of indebtedness used to finance the acquisition thereof). Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

           "PERMITTED INVESTMENTS" means:

           (1) any Investment in the Issuer or any Restricted Subsidiary;

           (2) any Investment in Cash Equivalents or Investment Grade
      Securities;

           (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

           (4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

           (5) any Investment existing on the Issue Date, date of Release or on the Acquisition Date and any Investments made pursuant to binding commitments in effect on the Issue Date, date of Release or on the Acquisition Date;

           (6) advances to employees not in excess of $15.0 million outstanding at any one time in the aggregate;

           (7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

           (8) Hedging Obligations permitted under Section 4.03(b)(x);

           (9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 2.5% of Total Assets of the Issuer at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); PROVIDED,

     HOWEVER, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

           (10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 2.5% of Total Assets of the Issuer at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (11) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business;

           (12) Investments the payment for which consists of Equity Interests of the Issuer or any Parent of the Issuer (other than Disqualified Stock); PROVIDED, HOWEVER, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term "Cumulative Credit";

           (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii)(a), (vi), (vii) and (xi)(B) of such Section);

           (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

           (15) guarantees not prohibited by or required pursuant to, as the case may be, Sections 4.03 and 4.11;

           (16) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of the Issuer;

           (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

           (18) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; PROVIDED, HOWEVER, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

           (19) Investments resulting from the receipt of non-cash consideration in a sale of assets or property that does not constitute an Asset Sale or in an Asset Sale received in compliance with Section 4.06;

           (20) additional Investments in Joint Ventures of the Issuer or any of its Restricted Subsidiaries existing on the Acquisition Date in an aggregate amount not to exceed $20.0 million outstanding at any one time;

           (21) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

           (22) Investments in Subsidiaries or Joint Ventures formed for the purpose of selling or leasing transponders or transponder capacity to third-party customers in the ordinary course of business of the Issuer and its Restricted Subsidiaries which investments are in the form of transfers to such Subsidiaries or Joint Ventures for fair market value transponders or transponder capacity sold or to be sold or leased or to be leased by such Subsidiaries or Joint Ventures; PROVIDED that all such Investments in Subsidiaries and Joint Ventures do not exceed 10% of Net Transponder Capacity; and

           (23) any Investment in the Notes.

           "PERMITTED LIENS" means with respect to any Person:

           (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

           (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

           (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

           (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued at the request of and for the account of such Person in the ordinary course of its business;

           (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

           (6) (A) Liens securing an aggregate principal amount of Pari Passu Indebtedness not to exceed the greater of (x) the aggregate principal amount of Pari Passu Indebtedness permitted to be Incurred pursuant to
      Section 4.03(b)(i) and (y) the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 2.00 to 1.00 and (B) Liens securing Indebtedness permitted to be Incurred pursuant to the Non-Guarantor Exception and Sections 4.03(b)(ii),
      (iv) (PROVIDED that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to Section 4.03(b)(iv)), (xii) or (xx); PROVIDED that in the case of the Non-Guarantor Exception and Section 4.03(b)(xx), such Lien does not extend to the property or assets of the Issuer or any Subsidiary of the Issuer other than a Restricted Subsidiary that is not a Guarantor;

           (7) Liens existing on the Issue Date, date of Release or Acquisition Date;

           (8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Issuer or any Subsidiary Guarantor of the Issuer;

           (9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED, HOWEVER, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that the Liens may not extend to any other assets or property owned by the Issuer or any Restricted Subsidiary of the Issuer;

           (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.03;

           (11) Liens securing Hedging Obligations permitted to be Incurred under Section 4.03(b)(x);

           (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

           (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

           (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

           (15) Liens in favor of the Issuer or any Guarantor;

           (16) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer's client at which such equipment is located;

           (17) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

           (18) deposits made in the ordinary course of business to secure liability to insurance carriers;

           (19) Liens on the Equity Interests of Unrestricted Subsidiaries;

           (20) grants of software and other technology licenses in the ordinary course of business;

           (21) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8),
      (9), (10), (11) and (15); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7),
      (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

           (22) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $20.0 million at any one time outstanding; and

           (23) Liens securing the Indebtedness in respect of the Eurobond
      Notes.

           "PERSON" means any individual, corporation, partnership, limited liability company, Joint Venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

           "PRESUMED TAX RATE" means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

           "PURCHASE MONEY NOTE" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

           "QUALIFIED RECEIVABLES FINANCING" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

           (1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary,

           (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer), and

           (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

           The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness or the Eurobond Notes shall not be deemed a Qualified Receivables Financing.

           "RATING AGENCY" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Notes for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Ex-change Act selected by the Issuer or any Parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

           "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

           "RECEIVABLES FINANCING" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

           "RECEIVABLES REPURCHASE OBLIGATION" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

           "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

           (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

           (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and

           (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

           Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

           "RELEVANT TAX JURISDICTION" means Bermuda, or another jurisdiction in which the Issuer or a Guarantor, or a successor of any of them, is organized, is resident or engaged in business for tax purposes or through which payments are made on or in connection with the Notes.

           "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

           "RESTRICTED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

           "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

           "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

           "SATELLITE" means any satellite owned by the Issuer or any of its Restricted Subsidiaries and any satellite purchased by the Issuer or any of its Restricted Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

           "SATELLITE MANUFACTURER" means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

           "SATELLITE PURCHASE AGREEMENT" means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.

           "SATELLITE PURCHASER" means the Issuer or Restricted Subsidiary that is a party to a Satellite Purchase Agreement.

           "SEC" means the Securities and Exchange Commission.

           "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

           "SECURED INDEBTEDNESS LEVERAGE RATIO" means, with respect to any Person, at any date the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) Adjusted EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the "SECURED LEVERAGE CALCULATION DATE"), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

           For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and other operational changes (and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

           For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect, among other things, (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, merger or operational change (including, to the extent applicable, from the Transactions) and (2) all adjustments used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote 4 to the "Summary

Historical and Pro Forma Consolidated Financial Data" under "Offering Memorandum Summary" in the Offering Memorandum, to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "SENIOR CREDIT DOCUMENTS" means the collective reference to any Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

           "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC or any successor provision.

           "SIMILAR BUSINESS" means any business or activity of the Issuer or any of its Subsidiaries currently conducted or proposed as of the Issue Date, the date of Release or the Acquisition Date, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof, or is complementary, incidental, ancillary or related thereto.

           "SPECIFIED SALE/LEASEBACK TRANSACTION" means one Sale/Leaseback Transaction pursuant to which the Issuer or its Restricted Subsidiaries sell one Satellite and related assets that is designated as a Specified Sale/Leaseback Transaction pursuant to an Officers' Certificate.

           "SPONSORS" means (1) one or more investment funds advised, managed or controlled by Apax Partners Worldwide LLP and Apax Partners, Inc., (2) one or more investment funds advised, managed or controlled by Apollo Management V, L.P., (3) one or more investment funds advised, managed or controlled by Madison Dearborn Partners and (4) one or more investment funds advised, managed or controlled by Permira Advisers LLC and, in each case, (whether individually or as a group) their Affiliates.

           "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

           "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

           "SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

           "SUBSIDIARY" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

           "SUBSIDIARY GUARANTOR" means each Subsidiary of the Issuer that is a Guarantor.

           "TAX-AFFECTED INVESTOR" means any holder of capital stock in any Parent of the Issuer that is subject (or if such holder is a Flow-Through Entity, any partner in which is subject) to a tax regime (for example, as a United States shareholder within the meaning of section 951(b) of the Code) that requires such person to recognize on a current basis taxable income attributable to earnings and profits of the Issuer, or its Subsidiaries in advance of any distribution of such earnings and profits.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

           "TOTAL ASSETS" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet. Notwithstanding the foregoing, until a consolidated balance sheet of the Issuer is available following the Acquisition, Total Assets of the Issuer shall mean Total Assets of Holdings.

           "TRANSACTION AGREEMENT" means the Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004, among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Zeus Holdings Limited, Zeus Merger One Limited and Zeus Merger Two Limited, as amended, supplemented or modified from time to time.

           "TRANSACTIONS" means the Acquisition and the transactions related thereto as contemplated by the Acquisition Documents (including any Equity Interest payments made in connection therewith (whether on the Issue Date or thereafter)), the offering of Notes being offered hereby and borrowings made pursuant to the Credit Agreement at the time of closing.

           "TREASURY RATE" means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2005, in the case of the Floating Rate Notes, January 15, 2009, in the case of 2013 Notes, or January 15, 2010, in the case of 2015 Notes; PROVIDED, HOWEVER, that if the period from such redemption date to July 15, 2005, in the case of the Floating Rate Notes, January 15, 2009, in the case of 2013 Notes, or January 15, 2010, in the case of 2015 Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

           "TRUST OFFICER" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

           "TRUSTEE" means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

           "TT&C EARTH STATION" shall mean any earth station licensed for operation by the FCC or by any international, federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, authority, agency or commission or legislative body or other governmental entity outside of the United States used for the provision of TT&C Services that is owned and operated by the Issuer or any of its Subsidiaries.

           "TT&C SERVICES" shall mean the provision of tracking, telemetry and command services for the purposes of operational control of any Satellite.

           "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

           "UNRESTRICTED SUBSIDIARY" means:

           (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

           (2) any Subsidiary of an Unrestricted Subsidiary.

           The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that the

Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries (other than Equity Interests of Unrestricted Subsidiaries); PROVIDED, FURTHER, HOWEVER, that either:

           (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

           (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

           The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation:

           (x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Debt to Adjusted EBITDA Ratio test described in Section 4.03(a) or (2) the Debt to Adjusted EBITDA Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

           (y) no Event of Default shall have occurred and be continuing.

           Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

           "U.S. GOVERNMENT OBLIGATIONS" means securities that are:

           (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

           (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

           "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

           "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by
(2) the sum of all such payments.

           "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

           "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

           SECTION 1.02. OTHER DEFINITIONS.

                                                Defined in
Term                                              Section
----                                            -----------

"2013 Notes"................................    Preamble
"2015 Notes"................................    Preamble
"Additional Interest".......................    Appendix A
"Affiliate Transaction".....................    4.07(a)
"Appendix"..................................    Preamble
"Asset Sale Offer"..........................    4.06(b)
"2013 Notes"................................    Preamble
"2015 Notes"................................    Preamble
"Authorized Agent"..........................    11.16
"Bankruptcy Law"............................    6.01
"Base Currency".............................    11.18(b)
"Calculation Agent".........................    Exhibit C and
                                                Exhibit F

                                                Defined in
Term                                              Section
----                                            -----------

"Calculation Date"..........................    1.01
"Change of Control".........................    4.08(a)
"Change of Control Offer"...................    4.08(b)
"Clearstream"...............................    Appendix A
"control"...................................    1.01
"consolidated"..............................    1.01
"covenant defeasance option"................    8.01(c)
"Covenant Suspension Event".................    4.16
"Custodian".................................    6.01
"Deadline"..................................    4.18
"Determination Date"........................    Exhibit C
"Definitive Note"...........................    Appendix A
"Depository"................................    Appendix A
"disposition"...............................    1.01
"Escrow Agent"..............................    4.18
"Escrow Agreement"..........................    4.18
"Escrowed Property".........................    4.18
"Euroclear".................................    Appendix A
"Event of Default"..........................    6.01
"Excess Proceeds"...........................    4.06(b)
"Exchange 2013 Notes".......................    Preamble
"Exchange 2015 Notes".......................    Preamble
"Exchange Fixed Rate Notes..................    Preamble
"Exchange Floating Rate Notes...............    Preamble
"Exchange Notes"............................    Preamble
"Fixed Rate Notes"..........................    Preamble
"Floating Rate Notes".......................    Preamble
"Global Notes Legend".......................    Appendix A
"Guaranteed Obligations"....................    10.01(a)
"IAI".......................................    Appendix A
"incorporated provision"....................    11.01
"Initial 2013 Notes"........................    Preamble
"Initial 2015 Notes"........................    Preamble
"Initial Fixed Rate Notes"..................    Preamble
"Initial Floating Rate Notes"...............    Preamble
"Initial Notes".............................    Preamble
"Initial Purchasers"........................    1.01 and
                                                Appendix A
"Intelsat General"..........................    4.15
"Interest Period"...........................    Exhibit C
"Issuer"....................................    Preamble
"Judgment Currency".........................    11.18(b)
"legal defeasance option"...................    8.01

                                                Defined in
Term                                              Section
----                                            -----------

"LIBOR".....................................    Exhibit C
"London Banking Day"........................    Exhibit C
"maximum fixed repurchase price"............    1.01
"Net Payment"...............................    4.17
"Non-Guarantor Exception"...................    4.03(a)
"Notes".....................................    Preamble
"Offer Period"..............................    4.06(d)
"Original 2013 Notes".......................    Preamble
"Original 2015 Notes".......................    Preamble
"Original Fixed Rate Notes".................    Preamble
"Original Floating Rate Notes"..............    Preamble
"Original Notes"............................    Preamble
"Paying Agent"..............................    2.04
"Permitted Debt"............................    4.03(b)
"primary obligations".......................    1.01
"primary obligor"...........................    1.01
"protected purchaser".......................    2.08
"Proxy Agreement"...........................    4.15
"Purchase Agreement"........................    Appendix A
"QIB".......................................    Appendix A
"rate(s) of exchange".......................    11.18(d)
"Refinancing Indebtedness"..................    4.03(b)
"Refunding Capital Stock....................    4.04(b)
"Registered Exchange Offer".................    Appendix A
"Registrar".................................    2.04
"Registration Rights Agreement".............    Appendix A
"Regulation S"..............................    Appendix A
"Regulation S Notes"........................    Appendix A
"Release"...................................    4.18
"Release Certificate".......................    4.18
"Representative Amount".....................    Exhibit C
"Restricted Notes Legend"...................    Appendix A
"Restricted Payments".......................    4.04(a)
"Restricted Period".........................    Appendix A
"Retired Capital Stock".....................    4.04(b)
"Reversion Date"............................    4.16
"Rule 144A".................................    Appendix A
"Rule 144A Notes"...........................    Appendix A
"Rule 501"..................................    Appendix A
"Secured Leverage Calculation Date".........    1.01
"Securities Custodian"......................    Appendix A
"Shelf Registration Statement"..............    Appendix A
"Special Mandatory Redemption"..............    3.10

                                                Defined in
Term                                              Section
----                                            -----------

"Special Mandatory Redemption Amount".......    4.18
"Special Mandatory Redemption Date".........    3.10
"Special Mandatory Redemption Price"........    3.10
"Specified Merger/Transfer Transaction".....    5.01(a)
"Successor Company".........................    5.01(a)
"Successor Guarantor".......................    5.01(b)
"Suspended Covenants".......................    4.16
"Suspension Date"...........................    4.16
"Suspension Period".........................    4.16
"Telerate Page 3750"........................    Exhibit C
"Transfer Restricted Notes".................    Appendix A
"Trustee"...................................    Preamble
"Unrestricted Definitive Note"..............    Appendix A

           SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

           "COMMISSION" means the SEC.

           "INDENTURE SECURITIES" means the Notes and the Guarantees.

           "INDENTURE SECURITY HOLDER" means a Holder.

           "INDENTURE TO BE QUALIFIED" means this Indenture.

           "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

           "OBLIGOR" on the indenture securities means the Issuer, the Guarantors and any other obligor on the Notes.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (g) unless otherwise specified herein, the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

          (j) "$" and "U.S. DOLLARS" each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

          (k) "(euro)" and "EUROS" each refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities; and

          (l) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                    ARTICLE 2

                                 THE SECURITIES

           SECTION 2.01. AMOUNT OF NOTES; ISSUABLE IN SERIES. The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture on the Issue Date is $875,000,000 aggregate principal amount of 2013 Notes, $675,000,000 aggregate principal amount of 2015 Notes and $1,000,000,000 aggregate principal amount of Floating Rate Notes. The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination.

           The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such

Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 4.06(g), 4.08(c) or the Appendix), there shall be (a)
established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or
(ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

          (1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

          (2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture,

          (3) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

          (4) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in EXHIBIT A, B or C hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

          (5) if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form of Initial Notes as set forth in EXHIBIT A, B or C, but shall be issued in the form of Exchange Notes as set forth in EXHIBIT D, E or F.

           If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or Director or any Assistant Secretary or Assistant Director of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

            SECTION 2.02. FORM AND DATING. Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Original 2013 Notes, Initial 2013 Notes, any Additional 2013 Notes (if issued as Transfer Restricted Notes) and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Original 2015 Notes, Initial 2015 Notes, any Additional 2015 Notes (if issued as Transfer Restricted Notes) and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Original Floating Rate

Notes, Initial Floating Rate Notes, any Additional Floating Rate Notes (if issued as Transfer Restricted Notes) and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange 2013 Notes, any Additional 2013 Notes issued other than as Transfer Restricted Notes and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT D hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange 2015 Notes, any Additional 2015 Notes issued other than as Transfer Restricted Notes and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT E hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Floating Rate Notes, any Additional Floating Rate Notes issued other than as Transfer Restricted Notes and the Trustee's certificate of authentication for each shall each be substantially in the form of EXHIBIT F hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and any integral multiples thereof.

        SECTION 2.03. EXECUTION AND AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) (i) Original 2013 Notes for original issue on the date hereof in an aggregate principal amount of $875,000,000, (ii) Original 2015 Notes for original issue on the date hereof in an aggregate principal amount of $675,000,000 and (iii) Original Floating Rate Notes for original issue on the date hereof in an aggregate principal amount of $1,000,000,000, (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1,000, whether such Additional Notes are of the same or a different series than the Original Notes.

           One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

           A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instru-ment signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

           The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Issuer and to act in accordance with such letter.

           SECTION 2.04.  REGISTRAR, PAYING AGENT AND CALCULATION AGENT.

           (a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), and
(ii) an office or agency where Notes may be presented for payment (the "PAYING AGENT") which, for so long as required by any national securities exchange (whether or not the Issuer has any securities listed on such exchange), shall be in the Borough of Manhattan, the City of New York, the State of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrars. The term "Paying Agent" includes the Paying Agent and any additional paying agents. In addition, the Issuer shall appoint a Calculation Agent to determine the interest rate on the Floating Rate Notes as provided in Section 1 of the Floating Rate Notes. The Issuer initially appoints the Trustee as (i) Registrar, Calculation Agent and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.

           (b) The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Calculation Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Wholly Owned Subsidiaries organized in the United States may act as Registrar, Paying Agent or Calculation Agent.

           (c) The Issuer may remove any Registrar, Paying Agent or Calculation Agent upon written notice to such Registrar, Paying Agent or Calculation Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent or Calculation Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Calculation Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Calculation Agent may resign at any time upon written notice to the Issuer and the Trustee; PROVIDED, HOWEVER, that the Trustee may resign as Registrar, Paying Agent or Calculation Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

           SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

           SECTION 2.06. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.07. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

           Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

           Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

           SECTION 2.08. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "PROTECTED PURCHASER") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including, without limitation, attorneys' fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

           Every replacement Note is an additional obligation of the Issuer.

           The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

           SECTION 2.09. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

           If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced
Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

           If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.10. TEMPORARY NOTES. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the

Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

           SECTION 2.11.  CANCELLATION. The Issuer at any time may deliver
Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

           SECTION 2.12. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

           SECTION 2.13. CUSIP NUMBERS, ISINS, ETC. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and "Common Code" numbers.

     SECTION 2.14. CALCULATION OF PRINCIPAL AMOUNT OF NOTES. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Sec-tion 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers' Certificate.

                                    ARTICLE 3

                                   REDEMPTION


           SECTION 3.01. REDEMPTION. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in EXHIBIT A, EXHIBIT B, EXHIBIT C, EXHIBIT D, EXHIBIT E and EXHIBIT F hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date. The Issuer may redeem 2013 Notes, 2015 Notes or Floating Rate Notes pursuant to the immediately preceding sentence without redeeming the other series of Notes.

           SECTION 3.02. APPLICABILITY OF ARTICLE. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

           SECTION 3.03. NOTICES TO TRUSTEE. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the applicable Note, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the applicable Note (except in the case of a Special Mandatory Redemption, in which case notice shall be given promptly after the Deadline), unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers' Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. The record date relating to any redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

           SECTION 3.04. SELECTION OF NOTES TO BE REDEEMED. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for re-demption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

           SECTION 3.05.  NOTICE OF OPTIONAL REDEMPTION.

           (a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Note, the Issuer shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed.

           Any such notice shall identify the Notes to be redeemed and shall state:

            (i) the redemption date;

           (ii) the redemption price and the amount of accrued interest to the redemption date;

           (iii) the name and address of a Paying Agent;

           (iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

            (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

          (vi) that, unless the Issuer defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

           (vii) the CUSIP number, ISIN and/or "Common Code" number, if any, printed on the Notes being redeemed;

           (viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or "Common Code" number, if any, listed in such notice or printed on the Notes; and

           (ix) the record date.

           (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date.

           (c) Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

           SECTION 3.06. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; PROVIDED, HOWEVER, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

           SECTION 3.07. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

           SECTION 3.08. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

           SECTION 3.09.  REDEMPTION FOR TAXATION REASONS.

           (a) From and after the Issue Date, the Issuer may, at its option, redeem any series of the Notes in whole if at any time it becomes obligated to pay additional amounts on any Notes on the next interest payment date with respect to such series of Notes, but only if its obligation results from a change in, or an amendment to, the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, treaties, regulations or rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that becomes effective or is announced after the Issue Date and provided the Issuer cannot avoid the obligation after taking reasonable measures to do so. If the Issuer redeems the Notes in these circumstances, it shall do so at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to the redemption date.

           (b) If the Issuer becomes entitled to redeem the Notes pursuant to
Section 3.09(a), it may do so at any time on a redemption date of its choice. However, the Issuer must give the Holders of the Notes being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which it would be obligated to pay additional amounts.

           (c) The Issuer's obligation to pay additional amounts shall remain in effect when it gives the notice of redemption. Notice of the Issuer's intent to redeem the Notes shall not be effective until such time as it delivers to the Trustee both a certificate signed by two of its Officers stating that the Issuer's obligation to pay additional amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor stating that the Issuer is obligated to pay additional amounts because of an amendment to or change in law, treaties or position as described in Section 3.09(a) hereof.

           SECTION 3.10. SPECIAL MANDATORY REDEMPTION. If the Escrow Agreement is effective and Release has not occurred on or before 5:00 p.m., New York
City time, on the Deadline, then the Issuer shall, on a day not more than 10 Business Days following the Deadline (such date, the "SPECIAL MANDATORY REDEMPTION DATE"), redeem all of the Notes (the "SPECIAL MANDATORY REDEMPTION") at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest from the Issue Date (the "SPECIAL MANDATORY REDEMPTION PRICE").

           SECTION 3.11. NOTICE OF SPECIAL MANDATORY REDEMPTION. Notice of the Special Mandatory Redemption shall be mailed promptly to each Holder of Notes at its registered address, the Trustee and the Escrow Agent.

           SECTION 3.12. EFFECT OF NOTICE OF SPECIAL MANDATORY REDEMPTION. Upon receipt of the notice of Special Mandatory Redemption, the Escrow Agent shall liquidate all Escrowed Property held by it no later than the Business Day prior to the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a Paying Agent for payment to each Holder of Notes the Special Mandatory Redemption Price for such Holder's Notes and, concurrently with the payment to such Holders, deliver any excess Escrowed Property to the Issuer.

                                    ARTICLE 4

                                    COVENANTS


           SECTION 4.01. PAYMENT OF NOTES. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date due if on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

           The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

           SECTION 4.02.  REPORTS AND OTHER INFORMATION.

     (a) After the Acquisition Date, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (unless the SEC will not accept such a filing), and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files or, in the case of a Form 6-K, furnishes (or attempts to file or furnish) them with the SEC,

           (i) within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), an annual report (which, if permitted under applicable rules of the SEC, may be the annual report of Holdings) on Form 10-K or 20-F (or any successor or comparable forms) containing the information required to be contained therein (or required in such successor or comparable form) and

           (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), a quarterly report (which, if permitted under applicable rules of the SEC, may be the quarterly report of Holdings) on Form 10-Q or 6-K (or any successor or comparable forms), including a Management's Discussion and Analysis of Financial Condition and Results of Operations or substantially similar section (whether or not required by such form).

      (b) The Issuer shall make the information required by Section 4.02(a) available to prospective investors upon request. In addition, the Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) Notwithstanding the foregoing Sections 4.02(a) and (b), the Issuer will be deemed to have furnished the reports required by Sections 4.02(a) and (b) to the Trustee and the Holders if it or Holdings has filed (or, in the case of a Form 6-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement in accordance with the provisions of the Registration Rights Agreement, and any amendments thereto, with such financial information (other than relating to the Intelsat Americas Transaction) that satisfies Regulation S-X of the Securities Act and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in Section 4.02(a) hereof.

     (d) In the event that any Parent of the Issuer is or becomes a Guarantor of the Notes, the Issuer may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such Parent; PRO-

VIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

           (e) In the event that the Issuer changes its fiscal year end from the fiscal year end used by the Issuer as of the Issue Date, the Issuer shall promptly give notice of such change to the Trustee.

           SECTION 4.03. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK. Notwithstanding anything contained in
Section 4.03(a) or 4.03(b), if the Escrow Agreement is effective, prior to the Release, the Issuer shall not incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, except for the Notes.

         (a) From and after the Release: (i) the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Debt to Adjusted EBITDA Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would be less than or equal to
4.75 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; PROVIDED that the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $200.0 million at any one time outstanding (the "NON-GUARANTOR EXCEPTION").

             (b) The limitations set forth in Section 4.03(a) shall not apply to (collectively, "PERMITTED DEBT"):

           (i) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $750.0 million outstanding at any one time;

          (ii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable (and any Exchange Notes and Guarantees thereof);

          (iii) Indebtedness of the Issuer and its Restricted Subsidiaries existing on the Acquisition Date (other than Indebtedness described in clauses (i), (ii) and (xxii) of this Section 4.03(b));

          (iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed the greater of (x) $175.0 million and (y) 3.5% of Total Assets of the Issuer at the time of Incurrence;

          (v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or the disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (vii) Indebtedness of the Issuer to a Restricted Subsidiary; PROVIDED that any such Indebtedness is subordinated in right of payment to the obligations of the Issuer under the Notes; PROVIDED, FURTHER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

          (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

          (ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; PROVIDED that if a Guarantor incurs such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; PROVIDED, FURTHER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

          (x) Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds, completion guarantees and the Lockheed Note provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (xii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $175.0 million at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer or the Restricted Subsidiary, as the case may be, could have Incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance upon this clause (xii));

          (xiii) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other Obligations by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; PROVIDED that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

          (xiv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund or refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xiv), (xv), (xix) and (xx) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, "REFINANCING INDEBTEDNESS") prior to its respective maturity; PROVIDED, HOWEVER, that such Refinancing Indebtedness:

               (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that was due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of any Notes then outstanding;

               (2) has a Stated Maturity which is no earlier than the earlier of
          (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) one year following the last maturity date of any Notes then outstanding;

               (3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

               (4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

               (5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

               (6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (iv) or (xx) of this
          Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv) or (xx) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clauses (iv) and (xx) of this Section 4.03(b);

      and PROVIDED, FURTHER, that subclauses (1) and (2) of this clause (xiv) shall not apply to any refunding, refinancing or defeasance of (A) the Notes or (B) any Secured Indebtedness;

           (xv) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged or amalgamated into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; PROVIDED, HOWEVER, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition, merger or amalgamation; PROVIDED, FURTHER, HOWEVER, that after giving effect to such acquisition, merger or amalgamation:

                (1) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted EBITDA Ratio test set forth in Section 4.03(a); or

                (2) the Debt to Adjusted EBITDA Ratio of the Issuer would be less than or equal to such ratio immediately prior to such acquisition;

           (xvi) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary;

           (xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (xviii) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

           (xix) Contribution Indebtedness;

           (xx) (A) if the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to such borrowing, Indebtedness of Restricted Subsidiaries that are not Guarantors not other-wise permitted hereunder or (B) if the Issuer could not Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to such borrowing, Indebtedness of Restricted Subsidiaries that are not Guarantors Incurred for working capital purposes; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of (x) $50.0 million and (y) 10% of the Total Assets of the Restricted Subsidiaries that are not Guarantors;

           (xxi) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

          (xxii) Indebtedness of the Issuer or its Restricted Subsidiaries in respect of the Eurobond Notes.

           (c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of one or more of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxi) above or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion divide, classify or reclassify or later divide, classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.03 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been Incurred pursuant to one or more of such clauses or pursuant to
Section 4.03(a); PROVIDED that all Indebtedness under the Credit Agreement outstanding on the Acquisition Date shall be deemed to have been Incurred pursuant to clause (i). Accrual of interest, the accretion of accreted value, amortization or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; PROVIDED that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

           For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar Equivalent), in the case of revolving credit debt; PROVIDED that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

           SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. Notwithstanding anything contained in the succeeding paragraphs, if the Escrow Agreement is effective, prior to the Release, the Issuer will not make any Restricted Payments or any Permitted Investments, except to the extent necessary to consummate the Transactions, the Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement (including any Investments deemed to exist by virtue of the Escrow Agreement or the payment of fees and expenses related to the offering of the notes and the Transactions).

           (a) From and after the Release, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment with respect to such Equity Interests made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent of the Issuer;

          (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses
     (vii) and (ix) of Section 4.03(b)); or

          (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted EBITDA Ratio test in Section 4.03(a); and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the Release (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the difference between (1) the Cumulative Credit and (2) 1.4 times Cumulative Interest Expense.

           (b) The provisions of Section 4.04(a) shall not prohibit:

          (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) (A) the repurchase, retirement or other acquisition of any Equity Interests ("RETIRED CAPITAL STOCK") of the Issuer or any Parent of the Issuer or Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale (other than the sale of any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Equity Interests of the Issuer or any Parent of the Issuer or contributions to the equity capital of the Issuer (collectively, including any such contributions, "REFUNDING CAPITAL STOCK") and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

          (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as

               (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

               (B) such Indebtedness is subordinated to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

               (C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) one year following the last maturity date of any Notes then outstanding, and

               (D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and
          (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date one year following the last maturity date of any notes then outstanding were instead due on such date one year following the last date of maturity of any notes then outstanding;

          (iv) the repurchase, retirement or other acquisition (or dividends to any Parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any Parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer, any Parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; PROVIDED, HOWEVER, that the aggregate amounts paid under this clause (iv) do not exceed $20.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $35.0 million in any calendar year); PROVIDED, FURTHER, HOWEVER, that such amount in any calendar year may be increased by an amount not to exceed:

               (A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any Parent of the Issuer that occurs after the date of the Release (PROVIDED that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

               (B) the cash proceeds of key man life insurance policies received by the Issuer, any Parent of the Issuer (to the extent contributed to the Issuer) or the Issuer's Restricted Subsidiaries after the date of the Release

      (PROVIDED that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year);

           (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with
      Section 4.03;

          (vi) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of Release, (b) to any Parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any Parent of the Issuer issued after the date of the Release and (c) on Refunding Capital Stock in excess of amounts permitted pursuant to clause (2) of this paragraph; PROVIDED, HOWEVER, that (A) in the case of (a), (b) and (c) of this clause (vi), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, or the declaration of such dividends on Refunding

     Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted EBITDA Ratio test in Section 4.03(a) and (B) the aggregate amount of dividends declared and paid pursuant to subclauses (a) and (b) of this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the Release;

          (vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $50 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (viii) the payment of dividends on the Issuer's ordinary shares or common stock (or the payment of dividends to any Parent of the Issuer, as the case may be, to fund the payment by any Parent of the Issuer of dividends on such entity's ordinary shares or common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of ordinary shares or common stock or contributed to the Issuer by any Parent of the Issuer from any public offering of ordinary shares or common stock;

          (ix) Investments that are made with Excluded Contributions;

          (x) other Restricted Payments in an aggregate amount not to exceed $75.0 million;

          (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

          (xii) (A) with respect to any tax year or portion thereof that a Tax-affected Investor would be required to recognize on a current basis taxable income attributable to earnings and profits of the Issuer or its Subsidiaries in advance of any distribution of such earnings and profits by the Issuer, an amount equal to the product of (i) the amount of the income so required to be included and (ii) the Presumed Tax Rate; PROVIDED that in the case of any such distribution other than a distribution solely on account of any Parent of the Issuer qualifying as a Flow Through Entity, the Trustee shall have received an opinion of nationally recognized tax counsel to the effect that the earnings and profits of the Issuer and its Subsidiaries are subject to inclusion in income of a Tax-affected Investor on a current basis in advance of any distribution of such earnings and profits; and (B) for any taxable year, payment of dividends or other distributions to any Parent of the Issuer if any Parent of the Issuer is required to file a consolidated, unitary or similar tax return reflecting income of the Issuer or its Restricted Subsidiaries in an amount equal to the portion of such taxes attributable to the Issuer and/or its Restricted Subsidiaries that are not payable directly by the Issuer or its Restricted Subsidiaries, but not to exceed the amount that the Issuer or such Restricted Subsidiaries would have been required to pay in respect of taxes if the Issuer and such Restricted Subsidiaries had been required to pay such taxes directly as standalone taxpayers (or a standalone group separate from such Parent);

          (xiii) the payment of dividends, other distributions or other amounts by the Issuer to, or the making of loans to, any Parent, in amounts required for such Parent to:

               (A) pay amounts equal to the amounts required for any Parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent of the Issuer and general corporate overhead expenses of any Parent of the Issuer, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Issuer and its Subsidiaries;

               (B) pay amounts equal to amounts required for any Parent of the Issuer to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with
          Section 4.03; and

               (C) pay cash interest on the Existing Holdings Notes pursuant to the terms of the agreements governing such Existing Holdings Notes as in effect on the Issue Date and to pay any cash interest on any Indebtedness refinancing the Existing Holdings Notes; PROVIDED, that such Indebtedness remains the sole obligation of Holdings and the principal amount of any such Indebtedness redeeming, refinancing or replacing the Existing Holdings Notes does not exceed the principal amount of the Indebtedness refinanced, plus any premiums, fees and expenses payable in connection with such refinancing;

            (xiv) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or made in connection with the consummation of the Transactions (including pursuant to or as contemplated by the Acquisition Documents, whether on the Issue Date or thereafter), or owed by the Issuer or any Parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by
      Section 4.07;

          (xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

          (xvii) the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Is-suer and its Restricted Subsidiaries, pursuant to provisions similar to those described under Sections 4.06 and 4.08; PROVIDED that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by the indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the notes as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

          (xviii) any payments made in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents (other than payments to any Permitted Holder or any Affiliate thereof);

          (xix) the repurchase, redemption or other acquisition or retirement for value (including repayment at maturity) of (a) Holdings' Eurobond Notes, (b) Holdings' 5 1/4% Senior Notes due 2008 and (c) the Lockheed Note (including any payments to any Parent of the Issuer to effect the foregoing); PROVIDED that any Indebtedness Incurred in connection with any such redemption, repurchase or other acquisition is Incurred in accordance with Section 4.03; and

          (xx) the repurchase, redemption or other acquisition or retirement for value of any of the Existing Holdings Notes from the proceeds of a Specified Sale/Leaseback Transaction (including any payments to any Parent of the Issuer to effect the foregoing);

PROVIDED, HOWEVER, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (vii), (x), (xi),
(xiii)(C), (xvii) and (xix) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

           (c) As of the Acquisition Date, all of the Issuer's Subsidiaries shall be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation shall only be permitted if Restricted Payments or Permitted Investments in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

           SECTION 4.05. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

          (1) contractual encumbrances or restrictions in effect on the Issue Date, the date of the Release and the Acquisition Date, including pursuant to the Credit Agreement and the other Senior Credit Documents, and pursuant to documents and agreements relating to the Existing Holdings Notes and the Lockheed Note;

          (2) this Indenture and the Notes (and any Exchange Notes and guarantees thereof);

          (3) applicable law or any applicable rule, regulation or order;

          (4) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5) contracts or agreements for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (8) customary provisions in joint venture agreements and other similar agreements (including customary provisions in agreements relating to any Joint Venture);

          (9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (10) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

          (11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing that, in the good faith judgment of the Issuer, are necessary or advisable in connection therewith; PROVIDED, HOWEVER, that such restrictions apply only to such Receivables Subsidiary;

          (12) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer that is Incurred subsequent to the Issue Date and permitted pursuant to Section 4.03; PROVIDED that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payments on the Notes (as determined by the Issuer in good faith);

          (13) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

          (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

           For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

           SECTION 4.06. ASSET SALES. If the Escrow Agreement is in effect, prior to the Release, the Issuer will not consummate an Asset Sale except to the extent necessary to consummate the Release, the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement.

           (a) From and after the Release, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the

Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; PROVIDED that the amount of:

           (i) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets,

          (ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

          (iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 5% of Total Assets of the Issuer at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section
4.06(a).

           (b) Within 365 days after the Issuer's or any Restricted Subsidiary of the Issuer's receipt of the Net Proceeds of any Asset Sale (or Event of Loss Proceeds), the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale together with any Event of Loss Proceeds, at its option:

          (i) to permanently reduce Obligations under Secured Indebtedness or Pari Passu Indebtedness (PROVIDED that if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than Pari Passu Indebtedness that is Secured Indebtedness), the Issuer shall equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes that would otherwise be prepaid) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer,

          (ii) to an investment in any one or more businesses (PROVIDED that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), or capital expenditures or assets, in each case used or useful in a Similar Business, and/or

          (iii) to make an investment in any one or more businesses (PROVIDED that if such investment is in the form of the acqui-sition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale or Event of Loss;

PROVIDED that in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment and, in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment. Pending the final application of any such Net Proceeds (or Event of Loss Proceeds), the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds (or Event of Loss Proceeds) in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale (or Event of Loss Proceeds) that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds (or Event of Loss Proceeds) used to make an offer to purchase Notes, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall make an offer to all Holders of Notes and, at the option of the Issuer, to holders of any Pari Passu Indebtedness (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness) that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and such Pari Passu Indebtedness) to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

           (c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

           (d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is acting as a Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the "OFFER PERIOD"), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this
Section 4.06.

           (e) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the principal amount of the notes (and Pari Passu Indebtedness) to be purchased will be determined pro rata based on the principal amounts so tendered and the selection of the actual notes of each series for purchase shall be made by the Trustee on a pro rata basis to the extent practicable; PROVIDED, HOWEVER, that no notes (or Pari Passu Indebtedness) of $1,000 or less shall be purchased in part.

           (f) Notice of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

           (g) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

           SECTION 4.07. TRANSACTIONS WITH AFFILIATES. If the Escrow Agreement is effective, prior to the Release, the Issuer will not enter into or permit to exist any Affiliate Transac-tion other than to the extent necessary to consummate the Transactions, the Escrow Agreement, the Release or the Special Mandatory Redemption and Affiliate Transactions related thereto.

     (a) From and after the Release, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "AFFILIATE TRANSACTION") involving aggregate consideration in excess of $5.0 million, unless:

           (i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

           (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer or any Parent of the Issuer approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

     (b) The provisions of Section 4.07(a) shall not apply to the following:

           (i) (A) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and (B) any merger or amalgamation of the Issuer and any direct parent company of Issuer; PROVIDED that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

           (ii) (a) Restricted Payments permitted by Section 4.04 and b) Investments under the definition of "Permitted Investments";

          (iii) the entering into of any agreement to pay, and the payment of, management, consulting, monitoring and advisory fees and expenses to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (x) $6.25 million and (y) 1.25% of Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year;

          (iv) the payment of reasonable and customary fees to, and indemnity provided on behalf of officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer or any Parent of the Issuer;

          (v) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) approved by a majority of the Board of Directors of the Issuer in good faith or (y) made pursuant to any agreement described under the caption "Certain Relationships and Related Party Transactions" in the Offering Memorandum;

          (vi) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

          (vii) payments or loans (or cancellation of loans) to employees or consultants that are approved by a majority of the Board of Directors of the Issuer in good faith;

          (viii) any agreement as in effect as of the Issue Date, date of Release or Acquisition Date and any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date, date of Release or Acquisition Date, as the case may be) or any transaction contemplated thereby;

          (ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents and any amendment thereto or similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Acquisition Date;

          (x) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions, as described in the Offering Memorandum or contemplated by the Acquisition Documents;

          (xi) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable judgment of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (B) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

          (xii) any transaction effected as part of a Qualified Receivables Financing;

          (xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant of the Issuer or any Parent of the Issuer;

          (xiv) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any Parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

          (xv) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (xii) of Section 4.04(b);

          (xvi) any contribution to the capital of the Issuer;

          (xvii) transactions permitted by, and complying with, the provisions of Section 5.01;

          (xviii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any Parent of the Issuer; PROVIDED, HOWEVER, that such director abstains from voting as a director of the Issuer or such Parent, as the case maybe, on any matter involving such other Person;

          (xix) pledges of Equity Interests of Unrestricted Subsidiaries; and

          (xx) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

           SECTION 4.08. CHANGE OF CONTROL.

           (a) Upon the occurrence of any of the following events (each, a "CHANGE OF CONTROL"), each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem Notes in accordance with Article 3 of this Indenture:

          (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders, and other than any transaction in compliance with Article 5 where the Successor Company is a Wholly-Owned Subsidiary of a Parent of the Issuer; or

          (ii) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section

     14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent of the Issuer; or

          (iii) individuals who on the Acquisition Date constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors of Holdings or whose nomination for election by the shareholders of Holdings was approved by (a) a vote of a majority of the directors of Holdings then still in office who were either directors on the Acquisition Date or whose election or nomination for election was previously so approved or (b) any of the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office.

           Notwithstanding the foregoing, neither (i) the Acquisition (and any related change in the composition of the Board of Directors of Holdings in connection therewith) nor (ii) any Specified Merger/Transfer Transaction, shall constitute a Change of Control.

           (b) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article 3 of this Indenture, the Issuer shall mail a notice (a "CHANGE OF CONTROL OFFER") to each Holder with a copy to the Trustee stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

           A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

           (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

           (d) On the purchase date, all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

           (e) Notwithstanding the foregoing provisions of this Section, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

           (f) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

           (g) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

           (h) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

           SECTION 4.09. COMPLIANCE CERTIFICATE. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes a notice of Default within the earlier of 90 days after the Default occurs or 30 days after the Default is known to a Trust Officer or written notice of the Default is received by the Trustee. In addition, the Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

           SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           SECTION 4.11. FUTURE GUARANTORS. The Issuer shall not permit any of its Restricted Subsidiaries (other than a Receivables Subsidiary formed in connection with a Qualified Receivables Financing and other than any License Subsidiary in connection with any guarantee of the Credit Agreement and the Eurobond Notes) that is not a Subsidiary Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Issuer or any other Restricted Subsidiary of the Issuer other than:

          (a) Indebtedness Incurred pursuant to the Non-Guarantor Exception and

          (b) Permitted Debt of a Restricted Subsidiary of the Issuer,

unless such Subsidiary executes and delivers to the Trustee a Guarantee or a supplemental indenture substantially in the form of EXHIBIT J (together with such opinions or certificates reasonably requested in connection therewith) pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance, financial assistance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4.12.  LIENS.

          (a) If the Escrow Agreement is in effect, prior to the Release, the Issuer shall not, and shall not permit any Restricted Subsidiary to, incur or suffer to exist any Lien upon any of its property (including Capital Stock and intercompany notes), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures any obligation, except Liens in connection with the Transactions, the Lien of the Escrow Agent on the Escrowed Property and any Lien contemplated under the Escrow Agreement.

          (b) From and after the Release, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures any obligations under Indebtedness of the Issuer or any Subsidiary Guarantor against or on any asset or property now owned or hereafter acquired by the Issuer or any such Subsidiary Guarantor, or any income or profits therefrom, unless:

          (1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or such Guarantee of such Subsidiary Guarantor is secured by a Lien on such property or assets that is senior in priority to such Liens; and

          (2) in all other cases, the Notes or such Guarantee of such Subsidiary Guarantor is equally and ratably secured;

PROVIDED that any Lien which is granted to secure the Notes or such Guarantee under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under this covenant.

        SECTION 4.13.  MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar and which, for so long as required by any national securities exchange (whether or not the Issuer has any securities listed on such exchange), shall be in the Borough of Manhattan, the City of New York, the State of New York) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02.

          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Issuer hereby designates the corporate trust office of the Trustee or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuer in accordance with Section 2.04.

          SECTION 4.14. MAINTENANCE OF INSURANCE. (a) The Issuer shall, and shall cause each Restricted Subsidiary to, obtain, maintain and keep in full force and effect at all times (i) with respect to each Satellite procured by the Issuer or any Restricted Subsidiary for which the risk of loss passes to the Issuer or such Restricted Subsidiary at or before launch, and for which launch insurance or commitments with respect thereto are not in place as of the Issue Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter, but only to the extent, if at all, and on such terms (including coverage period, exclusions, limitations oncoverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Issuer, to be in the best interests of the Issuer as evidenced by a resolution of the Board of Directors, (ii) with respect to each Satellite it currently owns or for which it has risk of loss (or, if the entire Satellite is not owned, the portion it owns or for which it has risk of loss), other than any Excluded Satellite, In-Orbit Insurance and
(iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), other than any Excluded Satellite, In-Orbit Insurance; PROVIDED, HOWEVER, that at any time with respect to a Satellite that is not an Excluded Satellite, neither the

Issuer nor any Restricted Subsidiary shall be required to maintain In-Orbit Insurance in excess of 33% of the aggregate net book value of all in-orbit Satellites (and portions it owns or for which it has risk of loss) insured (it being understood that any Satellite (or portion, as applicable) protected by In-Orbit Contingency Protection shall be deemed to be insured for a percentage of its net book value as set forth in the definition of "IN-ORBIT CONTINGENCY PROTECTION").

          (b) In the event that the expiration and non-renewal of In-Orbit Insurance for such a Satellite (or portion, as applicable) resulting from a claim of loss under such policy causes a failure to comply with the proviso to
Section 4.14(a), the Issuer and its Restricted Subsidiaries shall be deemed to be in compliance with the proviso to Section 4.14(a) for the 120 days immediately following such expiration or non-renewal, PROVIDED that the Issuer or a Restricted Subsidiary, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Contingency Protection as necessary to comply with the preceding proviso within such 120-day period.

          (c) Insurance policies obtained or renewed after the Issue Date required by Section 4.14(a) shall:

     (i) contain no exclusions other than:

          (A) Acceptable Exclusions and such other exclusions or limitations of coverage as may be applicable to a substantial portion of satellites of the same model or relating to systemic failures or anomalies as are then customary in the satellite insurance market and

          (B) such specific exclusions applicable to the performance of the Satellite (or portion, as applicable) being insured as are reasonably acceptable to the Board of Directors of the Issuer in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable and

          (ii) provide coverage for all risks of loss of and damage to the Satellite (or portion, as applicable).

          (d) The insurance required by this Section 4.14 shall name the Issuer or the applicable Restricted Subsidiary as the named insured.

          (e) In the event of the unavailability of any In-Orbit Contingency Protection for any reason, the Issuer or a Restricted Subsidiary, as the case may be, shall, subject to the proviso to Section 4.14(a), within 120 days of such unavailability, be required to have in effect In-Orbit Insurance complying with Section 4.14(a)(ii) or (iii), as applicable, with respect to all Satellites (or portions, as applicable), other than Excluded Satellites that the unavailable In-Orbit Contingency Protection was intended to protect and for so long as such In-Orbit Contingency Protection is unavailable, PROVIDED that the Issuer and its Restricted Subsidiaries shall be considered in compliance with this Section 4.14 for the 120 days immediately following such unavailability.

          (f) In the event that the Issuer or any of its Restricted Subsidiaries receives any Event of Loss Proceeds in respect of an Event of Loss, such Event of Loss Proceeds shall be applied in the manner provided for in Section 4.06.

          SECTION 4.15. MATTERS RELATING TO INTELSAT GENERAL CORPORATION. The Issuer shall use its commercially reasonable efforts (as may be permitted under that certain proxy agreement (the "PROXY AGREEMENT") among Intelsat General Corporation ("INTELSAT GENERAL") and the other parties thereto), and shall use its commercially reasonable efforts (as may be permitted under the Proxy Agreement) to cause its Restricted Subsidiaries (other than Intelsat General), not to allow or permit, directly or indirectly, Intelsat General to take, or fail to take, any action that would violate the covenants and terms of this Indenture.

           SECTION 4.16.  SUSPENSION OF COVENANTS.

          (a) During any period of time that: (i) the Notes have Investment Grade Ratings from two Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "COVENANT SUSPENSION EVENT"), the Issuer and the Restricted Subsidiaries shall not be subject to the provisions of Sections 4.03, 4.04, 4.05, 4.06, 4.07, 5.01(a)(iv), 4.11, and 4.14 (collectively, the "SUSPENDED COVENANTS").

          (b) Upon the occurrence of a Covenant Suspension Event, the Guarantees of the Subsidiary Guarantors will also be suspended as of such date (the "SUSPENSION DATE").

          (c) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "REVERSION DATE") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees of the Subsidiary Guarantors will be reinstated if such guarantees are then required by the terms of this Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the "SUSPENSION PERIOD."

          (d) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

          (e) On the Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.03(a) or Section 4.03(b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Sections 4.03(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Acquisition Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under
Section 4.04 will be made as though under Section 4.04 had been in effect since the Acquisition Date and throughout the Suspension Period. For the avoidance of doubt, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.04(a). No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.

          (f) The Issuer shall deliver promptly to the Trustee an Officer's Certificate notifying the Trustee of any Covenant Suspension Event or Reversion Date, as the case may be, pursuant to this Section 4.16.

          SECTION 4.17.  PAYMENT OF ADDITIONAL AMOUNTS.

          (a) The Issuer (or a Guarantor) shall pay to any holder so entitled all additional amounts that may be necessary so that every Net Payment of interest, principal, premium or other amount on that note will not be less than the amount provided for in that note. "NET PAYMENT" means the amount the Issuer or its paying agent pays the Holder after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a taxing authority (including any withholding or deduction attributable to additional amounts payable pursuant to this Section).

          (b) The Issuer (and Guarantors) shall also indemnify and reimburse holders for

          (i) taxes (including any interest, penalties and related expenses) imposed on the Holders by a Relevant Tax Jurisdiction if and to the same extent that a Holder would have been entitled to receive additional amounts if the Issuer (or a Guarantor) had been required to deduct or withhold those taxes from payments on the Notes; and

          (ii) stamp, court, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the execution, delivery, enforcement or registration of the Notes or other related documents and obligations.

          (c) Notwithstanding clauses (a) and (b) of this Section 4.17, the Issuer (or a Guarantor) shall not pay additional amounts to any Holder for or on account of:

          (i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation) and the jurisdiction imposing the tax (other than the mere receipt of a payment or the acquisition, ownership, disposition or holding of, or enforcement of rights under, a Note);

          (ii) any estate, inheritance, gift or any similar tax, assessment or other governmental charge;

          (iii) any tax, assessment or other governmental charge imposed solely because the Holder (or if the Holder is not the beneficial owner, the beneficial owner) that is legally able to do so fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or any beneficial owner of the Note, if compliance is required by law or by an applicable income tax treaty to which the jurisdiction imposing the tax is a party, as a precondition to exemption from the tax, assessment or other governmental charge and the Issuer has given the holders at least 60 days' notice that Holders will be required to provide such information and identification;

          (iv) any tax, assessment or other governmental charge with respect to a Note presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of the Note would have been entitled to additional amounts on presenting the Note for payment on any date during the 30-day period; and

          (v) any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income, which was adopted by the ECOFIN Council on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive.

          SECTION 4.18.  ESCROW OF PROCEEDS; RELEASE.

          (a) In the event the Acquisition is not consummated concurrently with the offering of the Original Notes, concurrently with the closing of the offering of the Original Notes, the Issuer shall enter into an escrow agreement (the "ESCROW AGREEMENT") with the Trustee and Wells Fargo Bank, National Association, as escrow agent (the "ESCROW AGENT"), pursuant to which the Issuer will deposit with the Escrow Agent an amount equal to the gross proceeds of the offering of the Original Notes (collectively, with any other property from time to time held by the Escrow Agent, the "ESCROWED PROPERTY"). Prior to the Release (as defined below), to the extent necessary to fund any Special Mandatory Redemption, the Issuer will deposit an amount in excess of the gross proceeds from the offering of the Original Notes, in cash, cash equivalents or treasury securities, sufficient to redeem the Original Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the notes to the date of the Release (the "SPECIAL MANDATORY REDEMPTION AMOUNT"). For purposes of the Escrow Agreement, (A) "CASH EQUIVALENTS" shall mean any investment in time deposits, certificates of deposit or money market deposits maturing within 90 days from the date of acquisition thereof, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital in excess of $500.0 million and (B) "TREASURY SECURITIES" shall mean (i) debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the issuer prior to maturity, (ii) repur-chase agreements with respect to debt obligations referred to in clause (B)(i) above and (iii) money market accounts that invest solely in the debt obligations referred to in clause (B)(i) above and/or repurchase agreements referred to in clause (B)(ii) above.

          (b) In order to cause the Escrow Agent to release the Escrowed Property to the Issuer or such other Person as it shall designate (the "RELEASE"), the Escrow Agent shall have received from the Issuer, at a time that is on or before the Deadline, a certificate (the "RELEASE CERTIFICATE") to the effect that, to the knowledge of the person delivering such certificate:

          (i) the closing contemplated by the Acquisition Documents is expected to be consummated within 24 hours of such time in accordance with the terms and conditions of the Acquisition Documents as in effect on the date of Release, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the holders of the Notes (after giving effect to the consummation of the Acquisition), taken as a whole;

          (ii) on or before the Acquisition Date, (A) the Credit Agreement is expected to be effective and available to be drawn upon and (B) no default or event of default that has not been waived is expected to have occurred and be continuing thereunder or be caused by the consummation of the Acquisition;

          (iii) on or before the Acquisition Date, all conditions to the borrowing pursuant to the Credit Agreement (other than the Release of the Escrowed Property and the consummation of the Acquisition) are expected to have been satisfied or waived and the lenders under the Credit Agreement are not expected to have taken any action to prevent the Release; and

          (iv) as of the Acquisition Date, after giving effect to the Transactions, no Default or Event of Default is expected to have occurred and be continuing under this Indenture.

          (c) The Release shall occur promptly upon the delivery of the Release Certificate. Upon the Release, the escrow account under the Escrow Agreement shall be reduced to zero and the Escrowed Property and interest thereon paid out in accordance with the Escrow Agreement.

          (d) The "DEADLINE" is the earliest of (i) April 28, 2005, (ii) the termination of the Transaction Agreement, or (iii) such earlier date in the discretion of the Issuer.

          (e) From the Issue Date until the Release, the Escrow Agent shall, for the benefit of the Escrow Agent and the Holders of the Notes, be granted an exclusive first-priority Lien on the Escrowed Property. Upon the Release, the Lien of the Escrow Agent on the Escrowed Property shall be extinguished.

          (f) To the extent the notes are issued on the Issue Date and the Escrow Agreement is not entered into, references in this Indenture and in the Notes to the "Release" shall be deemed to be the "Issue Date."

                                   ARTICLE 5

                                SUCCESSOR COMPANY


          SECTION 5.01.  WHEN ISSUER MAY MERGE OR TRANSFER ASSETS.

          (a) The Issuer shall not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (other than the Acquisition) to, any Person unless:

          (i) the Issuer is a surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, under the laws of the jurisdiction of organization of the Issuer or under the laws of any country that is a member of the European Union (the Issuer or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY");

          (ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

               (a) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted EBITDA Ratio test set forth in Section 4.03(a); or

               (b) the Debt to Adjusted EBITDA Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

          (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

          Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer or any Restricted Subsidiary may consolidate or amalgamate with, merge into, sell, assign or transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (B) the Issuer may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, the District of Columbia, any territory of the United States or any country that is a member of the European Union so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence a "SPECIFIED MERGER/TRANSFER TRANSACTION").

          (b) Subject to the provisions of Section 10.02(b) (which, among other things, govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor), each Subsidiary Guarantor shall not, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions described in the Offering Memorandum) unless:

          (i) such Subsidiary Guarantor is a surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition is made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, under the laws of the jurisdiction of organization of the Issuer or such Subsidiary Guarantor or under the laws of any country that is a member of the European Union (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR");

          (ii) the Successor Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

          (iv) the Successor Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an

     Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Subject to the limitations described in this Indenture, the Successor Guarantor shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor's Guarantee, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor's guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in a (or another) state of the United States, the District of Columbia, any territory of the United States, any country that is a member of the European Union or the jurisdiction of organization of the Issuer, so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge amalgamate or consolidate with another Subsidiary Guarantor or the Issuer.

          SECTION 5.02.  SUCCESSOR COMPANY SUBSTITUTED.

          Upon any consolidation, merger or amalgamation, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance or permitted by with Section 5.01 hereof, the Successor Company (if other than the Issuer) shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Company had been named as the Issuer herein.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES


          SECTION 6.01.  EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs if:

          (a) the Issuer defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

          (b) the Issuer defaults in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

          (c) the Issuer or any of its Restricted Subsidiaries fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a) or (b) above) and such failure continues for 60 days after the notice specified below; PROVIDED, HOWEVER, that to the extent such failure relates solely to an action or inaction by Intelsat General, and the Issuer and its Restricted Subsidiaries have otherwise complied with
     Section 4.15, no Event of Default shall occur,

          (d) Holdings, the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to a Parent of the Issuer or a Restricted Subsidiary of the Issuer) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the to-tal amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent,

          (e) Holdings, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against Holdings, the Issuer or any Significant Subsidiary of Holdings in an involuntary case;

               (ii) appoints a Custodian of Holdings, the Issuer or any Significant Subsidiary of Holdings or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of Holdings, the Issuer or any Significant Subsidiary of Holdings;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

          (g) Holdings, the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof, or

          (h) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar U.S. Federal, state or any foreign law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (c) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (c) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". The Issuer shall deliver to the Trustee, within thirty days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in
Section 6.01(e) or (f) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  LIMITATION ON SUITS.

          (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. RIGHTS OF THE HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

          The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE


          SECTION 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c),
(d), (e), (f), (g) or (h) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Issuer, any Guarantor or any Holder.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO THE HOLDERS. As promptly as practicable after the end of each fiscal year of the Issuer beginning with end of the fiscal year following the date of this Indenture, and in any event within 12 months of the last such report, the Trustee shall mail to each Holder a brief report dated as of such fiscal year end that complies with
Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer's expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable shall pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

          To secure the Issuer's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the

Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Issuer's and the Guarantors' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to Holdings or the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE.

          (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provide by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under this Indenture with respect to Notes of more than one series.

          (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; PROVIDED, HOWEVER, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE


          SECTION 8.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

          (a) either (i) all the Notes theretofore authenticated and delivered (other than Notes pursuant to Section 2.08 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes (a) have become due and payable,
     (b) will become due and payable at their Stated Maturity within one year or
     (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (b) the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

          (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (with respect to such Notes) ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 and 4.14 and the
operation of Section 5.01 and Sections 6.01(d), 6.01(e) (with respect to Significant Subsidiaries of the Issuer only), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only) and 6.01(g) ("COVENANT DEFEASANCE OPTION"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

          If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (with respect to Significant Subsidiaries of the Issuer only), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) or 6.01(h) or because of the failure of the Issuer to comply with Section 4.08 or Section 5.01.

          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

          Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

          The Issuer may discharge its obligations or exercise its legal defeasance option or its covenant defeasance option with respect to the 2013 Notes, 2015 Notes or the Floating Rate Notes without discharging its obligations or exercising such option with respect to the other series of Notes.

          SECTION 8.02. CONDITIONS TO DEFEASANCE.

          (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

          (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations, plus any deposited money without investment, will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

          (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; PROVIDED, HOWEVER, that such Opinion of Counsel need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

          (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (viii) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

          (b) The Issuer shall not be deemed to have breached its obligations under Section 4.03 to the extent the net proceeds from any Indebtedness, Preferred Stock or Disqualified Stock incurred is used in accordance with
Section 8.02(a)(i) above for the Issuer to exercise its legal defeasance or covenant defeasance option.

          (c) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

          SECTION 8.04. REPAYMENT TO ISSUER. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recog-nized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

          Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

          SECTION 8.05. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

                                   ARTICLE 9

                             AMENDMENTS AND WAIVERS


          SECTION 9.01. WITHOUT CONSENT OF THE HOLDERS. The Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date):

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article 5;

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (iv) to add Guarantees with respect to the Notes or to secure the Notes;

          (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer;

          (vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA;

          (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement);

          (viii) to make any change that does not adversely affect the rights of any Holder; or

          (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

           After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. WITH CONSENT OF THE HOLDERS.

          (a) The Issuer and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

          (i) reduce the amount of Notes whose Holders must consent to an amendment,

          (ii) reduce the rate of or extend the time for payment of interest on any Note,

          (iii) reduce the principal of or change the Stated Maturity of any Note,

          (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article 3,

          (v) make any Note payable in money other than that stated in such Note,

          (vi) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02,

          (vii) make any change to the provisions of this Indenture providing for the Special Mandatory Redemption that would adversely affect the rights of any of the Holders of the Notes to receive the Special Mandatory Redemption Amount,

          (viii) expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor, or

          (ix) modify the Guarantees in any manner adverse to the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (b) After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

          (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new

Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. PAYMENT FOR CONSENT. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; PROVIDED, HOWEVER, that if any such payment relates to a consent, amendment, waiver or other modification that will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, such payment need only be offered to be paid to the Holders of the 2013 Notes, 2015 Notes or Floating Rate Notes, as the case may be.

          SECTION 9.08. ADDITIONAL VOTING TERMS. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required.

                                   ARTICLE 10

                                   GUARANTEES


          SECTION 10.01. GUARANTEES. If the Escrow Agreement is effective, prior to the Acquisition Date the Issuer's obligations under this Indenture and the Notes shall be guaranteed by Holdings, as provided in this Article 10. Thereafter, on the Acquisition Date, each of the Issuer's direct and indirect Restricted Subsidiaries that guarantees Indebtedness under the Credit Agreement (other than any License Subsidiary) shall execute a supplemental indenture substantially in the form of EXHIBIT J and shall guarantee the Issuer's obligations under this Indenture and the Notes, as provided in this Article 10.

          (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

          (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

          (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (e) Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or com-promise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          (f) Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee in respect of the Guaranteed Obligations.

          (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 10.01.

          (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 10.02. LIMITATION ON LIABILITY.

          (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance, financial assistance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be automatically released from all obligations under this Article 10 upon:

          (i) (A) the sale, disposition or other transfer (including through merger, amalgamation or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture and (B) such Subsidiary Guarantor being released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, or

          (ii) the Issuer designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under
     Section 4.04 and the definition of "Unrestricted Subsidiary," or

          (iii) in the case of any Restricted Subsidiary which after the Acquisition Date is required to guarantee the Notes pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes, or

          (iv) the Issuer's exercise of its legal defeasance option or covenant defeasance option pursuant to Article 8, or if the Issuer's obligations under this Indenture are discharged in accordance with the terms of this Indenture.

          A Guarantee also shall be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof. In addition, the Guarantees of the Subsidiary Guarantors shall be suspended during any Suspension Period, as provided in
Section 4.16 hereof.

          SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

          SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of EXHIBIT J hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this
Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to customary exception including the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

          SECTION 10.07. NON-IMPAIRMENT. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

                                   ARTICLE 11

                                  MISCELLANEOUS


          SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with an-other provision (an "INCORPORATED PROVISION") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

          SECTION 11.02. NOTICES.

          (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

            if to the Issuer or a Guarantor:

               Zeus Merger Two Limited
               9 West 57th Street, 43rd Floor
               New York, NY 10019

               with a copy to:

               Intelsat Global Service Corporation
               3400 International Drive, N.W.
               Washington, D.C.  20008-3098
               Attention:  General Counsel

               with a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               1 Chase Manhattan Plaza
               New York, New York  10005
               Attention:  Arnold B. Peinado, III.

            if to the Trustee:

               Wells Fargo Bank, National Association
               213 Court Street, Suite 703
               Middletown, CT 06457
               Attention of:  Corporate Trust Department
               Facsimile:  860-704-6219

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

          SECTION 11.03. COMMUNICATION BY THE HOLDERS WITH OTHER HOLDERS. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

          SECTION 11.08. LEGAL HOLIDAYS. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

          SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.10. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or holder of any Equity Interests in the Issuer (other than Holdings) or any Parent of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

          SECTION 11.11. SUCCESSORS. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14. INDENTURE CONTROLS. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

          SECTION 11.15. SEVERABILITY. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION 11.16. JURISDICTION. The Issuer and each Guarantor agrees that any suit, action or proceeding against the Issuer or any Guarantor arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and waives any objec-tion which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors hereby appoint CT Corporation System as their authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and the Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors.

          SECTION 11.17. IMMUNITY. To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer or such Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          SECTION 11.18. CURRENCY OF ACCOUNT; CONVERSION OF CURRENCY; FOREIGN EXCHANGE RESTRICTIONS.

          (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under the Notes, the Guarantees of Notes or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 11.18(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.18, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 11.18 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

          (b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

          (1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "JUDGMENT CURRENCY") an amount due in any other currency (the "BASE CURRENCY"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine); and (B) if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

          (2) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and
     (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

          (c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 11.18 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order.

Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

          (d) The term "RATE(S) OF EXCHANGE" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                   ZEUS MERGER TWO LIMITED


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                    ZEUS MERGER ONE LIMITED


                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                   Trustee



                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                 APPENDIX A


                    PROVISIONS RELATING TO INITIAL NOTES,
                     ADDITIONAL NOTES AND EXCHANGE NOTES


            1.    DEFINITIONS.

            1.1   DEFINITIONS.

            For the purposes of this APPENDIX A the following terms shall have the meanings indicated below:

            "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

            "CLEARSTREAM" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

            "DEFINITIVE NOTE" means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

            "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

            "EUROCLEAR" means the Euroclear Clearance System or any successor securities clearing agency.

            "GLOBAL NOTES LEGEND" means the legend set forth under that caption in the applicable Exhibit to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INITIAL PURCHASERS" means Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Merrill Lynch & Co., CIBC World Markets Corp., RBC Capital Markets Corporation, Greenwich Capital Markets, Inc. and SG Americas Securities, LLC and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes.

            "PURCHASE AGREEMENT" means (a) the Purchase Agreement dated January 24, 2005, among the Issuer, the Parent Guarantor and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.


                                    App. A-1

            "REGISTERED EXCHANGE OFFER" means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

            "REGISTRATION RIGHTS AGREEMENT" means (a) the Registration Rights Agreement dated as of January 28, 2005 among the Issuer, the Parent Guarantor and the Initial Purchasers relating to the Notes and (b) any other similar Registration Rights Agreement relating to Additional Notes.

            "REGULATION S" means Regulation S under the Securities Act.

            "REGULATION S NOTES" means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

            "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Restricted Notes Legend.

            "RESTRICTED PERIOD", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

            "RESTRICTED NOTES LEGEND" means the legend set forth in
Section 2.2(f)(i) herein.

            "RULE 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "RULE 144A" means Rule 144A under the Securities Act.

            "RULE 144A NOTES" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

            "SECURITIES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

            "SHELF REGISTRATION STATEMENT" means a registration statement filed by the Issuer in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

            "TRANSFER RESTRICTED NOTES" means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

            "UNRESTRICTED DEFINITIVE NOTES" means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.


                                    App. A-2

            "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note representing Notes that do not bear the Restricted Notes Legend.



            1.2   OTHER DEFINITIONS.

TERM:                                                   DEFINED IN SECTION:

"Agent Members"........................................      2.1(b)
"Global Notes".........................................      2.1(b)
"Regulation S Global Notes"............................      2.1(b)
"Rule 144A Global Notes"...............................      2.1(b)

            2.    THE NOTES.

            2.1 FORM AND DATING; GLOBAL NOTES. (a) The Initial Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time in accordance with the Indenture and applicable law.

            (b) GLOBAL NOTES. (i) Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the "RULE 144A GLOBAL NOTES"). Regulation S Notes initially shall be represented by one or more Notes in definitive fully registered, global form without interest coupons (collectively, the "REGULATION S GLOBAL NOTES"). The term "GLOBAL NOTES" means, collectively, the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (1) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (2) be delivered to the Trustee as custodian for such Depository and
(3) bear the Restricted Notes Legend.

            Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.


                                    App. A-3

            (ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) in the case of any Global Note, if requested by a Holder of a beneficial interest in such Global Notes. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

            (iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

            (iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

            (v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

            (vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            2.2   TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and
2.10 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

            (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.


                                    App. A-4

Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

            (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests in any Global Note that are not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

            (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following: if the transferee will take delivery in the form of a beneficial interest in a Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

            (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
      Note if the exchange or transfer complies with the requirements of
      Section 2.2(b)(ii) above and the Registrar receives the following:


                                    App. A-5

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

                  (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers' Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

            (v) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).

            (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES. Definitive Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

            (i) TRANSFER RESTRICTED NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:


                                    App. A-6

                  (A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

                  (B) if such Transfer Restricted Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

                  (C) if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

                  (D) if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

                  (E) if such Transfer Restricted Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note; or

                  (F) if such Transfer Restricted Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

      the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

            (ii) TRANSFER RESTRICTED NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Transfer Restricted Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                  (A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

                  (B) if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note,


                                    App. A-7
      and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers' Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

            (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers' Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

            (iv) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

            (i) TRANSFER RESTRICTED NOTES TO TRANSFER RESTRICTED NOTES. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes de-


                                    App. A-8
     livery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

                  (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

                  (D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

                  (E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

            (ii) TRANSFER RESTRICTED NOTES TO UNRESTRICTED DEFINITIVE Notes. Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive
      Note if the Registrar receives the following:

                  (1) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

                  (2) if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any


                                    App. A-9
     time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

            (iv) UNRESTRICTED DEFINITIVE NOTES TO TRANSFER RESTRICTED Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

            At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

            (f)   LEGEND.

            (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
      (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR
      (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS


                                   App. A-10

     BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Note shall bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
      INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
      RESTRICTIONS."

           (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial
Note).


                                   App. A-11

          (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

           (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

           (vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

            (g) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

            (h)   OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
Notes.

            (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

           (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 3.10, 4.06, 4.08 and 9.05 of this Indenture).


                                   App. A-12

          (iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

           (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (i)   NO OBLIGATION OF THE TRUSTEE.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

      (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global
Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


                                   App. A-13

                                                                     EXHIBIT A


                     [FORM OF FACE OF INITIAL 2013 NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [Restricted Notes Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM

OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive 2013 Note shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                         [FORM OF INITIAL 2013 NOTE]

No.                                                                  $__________

                         8-1/4% Senior Note due 2013

                           CUSIP No.  [144A: 45820E AK 8]/[REG S: G4803J AE 2]
                         ISIN No.  [144A: US45820EAK82 ]/[REG S: USG4803JAE22]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global 2013 Note attached hereto] on January 15,
2013.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this 2013 Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



















*/ If the 2013 Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2013 NOTE."

                                    ZEUS MERGER TWO LIMITED


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

Dated:  [       ]

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the 2013 Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

                 [FORM OF REVERSE SIDE OF INITIAL 2013 NOTE]

                         8-1/4% Senior Note due 2013

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this 2013 Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2005.1 Interest on the 2013 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the 2013 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b)   REGISTRATION RIGHTS AGREEMENT.  The Holder of this 2013
Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the 2013 Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if 2013 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2013 Notes represented by a Global 2013 Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated 2013 Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the 2013 Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2013 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the


--------------------

1     In the case of the Original Notes.

2     In the case of the Original Notes.

United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE

            The Issuer issued the 2013 Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantor named therein and the Trustee. The terms of the 2013 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2013 Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The 2013 Notes are senior unsecured obligations of the Issuer. This 2013 Note is one of the Initial 2013 Notes referred to in the Indenture. The 2013 Notes include the Initial 2013 Notes and any Exchange 2013 Notes issued in exchange for Initial 2013 Notes pursuant to the Indenture. The Initial 2013 Notes and any Exchange 2013 Notes, together with the Initial 2015 Notes, any Exchange 2015 Notes, the Initial Floating Rate Notes and any Exchange Floating Rate Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the 2013 Notes and all other amounts payable by the Issuer under the Indenture and the 2013 Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2013 Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the 2013 Notes shall not be redeemable at the option of the Issuer prior to January 15, 2009. Thereafter, the 2013 Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

            YEAR                             REDEMPTION PRICE
            ----                             ----------------
            2009                                 104.125%
            2010                                 102.063%
            2011 and thereafter                  100.000%

            In addition, from and after the Release, and prior to January 15, 2009, the Issuer may redeem the 2013 Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the 2013 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to January 15, 2008, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2013 Notes (calculated after giving effect to any issuance of Additional 2013 Notes) with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the 2013 Notes (calculated after giving effect to any issuance of Additional 2013 Notes) must remain outstanding after each such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The 2013 Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The 2013 Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of 2013 Notes to be redeemed at his, her or its registered address. 2013 Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all 2013 Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such 2013 Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF 2013 NOTES AT THE OPTION OF HOLDERS
      UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's 2013 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase 2013 Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The 2013 Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or exchange of 2013 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2013 Notes selected for redemption (except, in the case of a 2013 Note to be redeemed in part, the portion of the 2013 Note not to be redeemed) or to transfer or exchange any 2013 Notes for a period of 15 days prior to a selection of 2013 Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this 2013 Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the 2013 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the 2013 Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer,
(vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This 2013 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2013 Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


-------------------------------------------------------------------------------
       (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.

-------------------------------------------------------------------------------


Date:                               Your Signature:
       -----------------                             ------------------------



-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
       ---------------------------       --------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                REGISTRATION OF TRANSFER RESTRICTED 2013 NOTES

This certificate relates to $_________ principal amount of 2013 Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global 2013 Note held by the Depository a 2013 Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global 2013 Note (or the portion thereof indicated above);

 / / has requested the Trustee by written order to exchange or register the transfer of a 2013 Note.

In connection with any transfer of any of the 2013 Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such 2013 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)    [  ]  to the Issuer; or
      (2)    [  ]  to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)    [  ]  pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)    [  ]  inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
      (5)    [  ]  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
      (6)    [  ]  to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)    [  ]  pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:

Date:
       ---------------------------       ------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee


------------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this 2013 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           ---------------------------------------
                                         NOTICE:  To be executed by an executive
                                                   officer

                    [TO BE ATTACHED TO GLOBAL 2013 NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2013 NOTE

            The initial principal amount of this Global 2013 Note is
$[              ].  The following increases or decreases in this Global 2013
Note have been made:

              Amount of      Amount of    Principal amount     Signature of
             decrease in    increase in    of this Global       authorized
              Principal      Principal        2013 Note        signatory of
           Amount of this    Amount of     following such       Trustee or
 Date of     Global 2013    this Global      decrease or        Securities
 Exchange       Note         2013 Note        increase           Custodian
 --------  --------------   -----------    ---------------      ------------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS 2013 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE  [  ]           CHANGE OF CONTROL   [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS 2013 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                           YOUR SIGNATURE:
      ------------                                ------------------------------
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE
                                                   OF THIS NOTE)


SIGNATURE GUARANTEE:
                        ---------------------------------------

            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B


                     [FORM OF FACE OF INITIAL 2015 NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [Restricted Notes Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM

OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive 2015 Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                         [FORM OF INITIAL 2015 NOTE]

No.                                                                  $__________

                         8-5/8% Senior Note due 2015

                           CUSIP No.  [144A: 45820E AL 6]/[REG S: G4803J AF 9]
                          ISIN No.  [144A: US45820EAL65]/[REG S: USG4803JAF96]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global 2015 Note attached hereto] on January 15,
2015.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this 2015 Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
















*/ If the 2015 Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT B captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 NOTE."

                                    ZEUS MERGER TWO LIMITED


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


Dated:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the 2015 Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

                 [FORM OF REVERSE SIDE OF INITIAL 2015 NOTE]

                         8-5/8% Senior Note due 2015

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this 2015 Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2005.1 Interest on the 2015 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the 2015 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b)   REGISTRATION RIGHTS AGREEMENT.  The Holder of this 2015
Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the 2015 Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if 2015 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2015 Notes represented by a Global 2015 Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated 2015 Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the 2015 Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2015 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the

----------------------------

1     In the case of the Original Notes.

2     In the case of the Original Notes.

United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE

            The Issuer issued the 2015 Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantors and the Trustee. The terms of the 2015 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2015 Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The 2015 Notes are senior unsecured obligations of the Issuer. This 2015 Note is one of the Initial 2015 Notes referred to in the Indenture. The 2015 Notes include the Initial 2015 Notes and any Exchange 2015 Notes issued in exchange for Initial 2015 Notes pursuant to the Indenture. The Initial 2015 Notes and any Exchange 2015 Notes, together with the Initial 2013 Notes, any Exchange 2013 Notes, the Initial Floating Rate Notes and any Exchange Floating Rate Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the 2015 Notes and all other amounts payable by the Issuer under the Indenture and the 2015 Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2015 Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the 2015 Notes shall not be redeemable at the option of the Issuer prior to January 15, 2010. Thereafter, the 2015 Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15of the years set forth below:

            YEAR                             REDEMPTION PRICE
            ----                             ----------------
            2010                                 104.313%
            2011                                 102.875%
            2012                                 101.438%
            2013 and thereafter                  100.000%

            In addition, from and after the Release, and prior to January 15, 2010, the Issuer may redeem the 2015 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the 2015 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to January 15, 2008, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2015 Notes (calculated after giving effect to any issuance of Additional 2015 Notes) with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the 2015 Notes (calculated after giving effect to any issuance of Additional 2015 Notes) must remain outstanding after each such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The 2015 Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The 2015 Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of 2015 Notes to be redeemed at his, her or its registered address. 2015 Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all 2015 Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such 2015 Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF 2015 NOTES AT THE OPTION OF HOLDERS
      UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's 2015 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase 2015 Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The 2015 Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or exchange of 2015 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2015 Notes selected for redemption (except, in the case of a 2015 Note to be redeemed in part, the portion of the 2015 Note not to be redeemed) or to transfer or exchange any 2015 Notes for a period of 15 days prior to a selection of 2015 Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this 2015 Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the 2015 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the 2015 Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer,
(vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This 2015 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2015 Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                               Your Signature:
       -----------------                             ---------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note.)

Signature Guarantee:
Date:
       ---------------------------       ---------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                REGISTRATION OF TRANSFER RESTRICTED 2015 NOTES

This certificate relates to $_________ principal amount of 2015 Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global 2015 Note held by the Depository a 2015 Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global 2015 Note (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a 2015 Note.

In connection with any transfer of any of the 2015 Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such 2015 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   / /    to the Issuer; or
      (2)   / /    to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)   / /    pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)  / /     inside the United States to a "qualified institutional
                   buyer" (as defined in Rule 144A under the Securities Act of
                   1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or
      (5)  / /     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in
                   compliance with Rule 904 under the Securities Act of 1933
                   and such Security shall be held immediately after the
                   transfer through Euroclear or Clearstream until the
                   expiration of the Restricted Period (as defined in the
                   Indenture); or
      (6)   / /    to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)   / /    pursuant to another available exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:
Date:
       ---------------------------       ------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

------------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this 2015 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           ---------------------------------------
                                         NOTICE:  To be executed by an executive
                                                  officer

                    [TO BE ATTACHED TO GLOBAL 2015 NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 NOTE

            The initial principal amount of this Global 2015 Note is
$[              ].  The following increases or decreases in this Global 2015
Note have been made:

              Amount of      Amount of    Principal amount     Signature of
             decrease in    increase in    of this Global       authorized
              Principal      Principal        2015 Note        signatory of
           Amount of this    Amount of     following such       Trustee or
 Date of     Global 2015    this Global      decrease or        Securities
 Exchange       Note         2015 Note        increase           Custodian
---------  ---------------  -----------    --------------      ------------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS 2015 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE  [  ]           CHANGE OF CONTROL   [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS 2015 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR
4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                               YOUR SIGNATURE:
      ------------------                             ---------------------------
                                                     (SIGN EXACTLY AS YOUR NAME
                                                     APPEARS ON THE OTHER SIDE
                                                     OF THIS NOTE)


SIGNATURE GUARANTEE:
                     --------------------------------------------

            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT C


                 [FORM OF FACE OF INITIAL FLOATING RATE NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [Restricted Notes Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM

OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Floating Rate Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                     [FORM OF INITIAL FLOATING RATE NOTE]

No.                                                                  $__________

                      Floating Rate Senior Note due 2012

                           CUSIP No.  [144A: 45820E AJ 1]/[REG S: G4803J AD 4]
                          ISIN No.  [144A: US45820EAJ10]/[REG S: USG4803JAD49]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global Floating Rate Note attached hereto] on January 15, 2012.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this Floating Rate Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

















*/ If the Floating Rate Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT C captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE NOTE."

                                    ZEUS MERGER TWO LIMITED


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


Dated:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the Floating Rate Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

             [FORM OF REVERSE SIDE OF INITIAL FLOATING RATE NOTE]

                      Floating Rate Senior Note due 2012

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Floating Rate Note at a rate per annum, reset semi-annually, equal to LIBOR plus 4-7/8%, as determined by an agent appointed by the Issuer (the "CALCULATION AGENT"), which shall initially be the Trustee. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2005.1 Interest on the Floating Rate Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Issuer shall pay interest on overdue principal at the rate borne by the Floating Rate Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            For purposes of this Section 1, the following terms shall have the meanings indicated below:

            "DETERMINATION DATE" means, with respect to an Interest Period, the second London Banking Day preceding the first day of the Interest Period.

            "INTEREST PERIOD" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include July 14, 2005.

            "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States

----------------------------------------

1     In the case of the Original Notes.

2     In the case of the Original Notes.

dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

            "LONDON BANKING DAY" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "REPRESENTATIVE AMOUNT" means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

            "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

            The amount of interest for each day that the Floating Rate Notes are outstanding (the "DAILY INTEREST AMOUNT") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

            All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or ..0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

             The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

             (b) REGISTRATION RIGHTS AGREEMENT. The Holder of this Floating Rate Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the Floating Rate Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if Floating Rate
Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Floating Rate Notes represented by a Global Floating Rate Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Floating Rate Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Floating Rate Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Floating Rate Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE

            The Issuer issued the Floating Rate Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantor named therein and the Trustee. The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Floating Rates Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The Floating Rate Notes are senior unsecured obligations of the Issuer. This Floating Rate Note is one of the Initial Floating Rate Notes referred to in the Indenture. The Floating Rate Notes include the Initial Floating Rate Notes and any Exchange Floating Rate Notes issued in exchange for Initial Floating Rate Notes pursuant to the Indenture. The Initial Floating Rate Notes and any Exchange Floating Rate Notes, together with the Initial 2013 Notes, any Exchange 2013 Notes, the Initial 2015 Notes and any Exchange 2015 Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted

Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the Floating Rate Notes and all other amounts payable by the Issuer under the Indenture and the Floating Rate Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Floating Rate Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the Floating Rate Notes shall not be redeemable at the option of the Issuer prior to July 15, 2005. Thereafter, the Floating Rate Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

                     YEAR                               REDEMPTION PRICE

On or after July 15, 2005 and before July 15, 2006          102.000%
On or after July 15, 2006 and before July 15, 2007          101.000%
July 15, 2007 and thereafter                                100.000%

            In addition, from and after the Release, and prior to July 15, 2005, the Issuer may redeem the Floating Rate Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to July 15, 2005, the Issuer may redeem up to 100% of the aggregate principal amount of the Floating Rate
Notes then outstanding, with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 104% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The Floating Rate Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The Floating Rate Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Floating Rate Notes to be redeemed at his, her or its registered address. Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Floating Rate Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Floating Rate Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF FLOATING RATE NOTES AT THE OPTION
      OF HOLDERS UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's Floating Rate Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Floating Rate Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The Floating Rate Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or exchange of Floating Rate Notes in accordance with the Indenture. Upon any registration of trans-fer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Floating Rate Notes selected for redemption (except, in the case of a Floating Rate Note to be redeemed in part, the portion of the Floating Rate Note not to be redeemed) or to transfer or exchange any Floating Rate Notes for a period of 15 days prior to a selection of Floating Rate Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this Floating Rate Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Floating Rate Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Floating Rate Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding
2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer, (vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This Floating Rate Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Floating Rate Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                               Your Signature:
       -----------------                             ---------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note.)

Signature Guarantee:

Date:
       ---------------------------       ---------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
           REGISTRATION OF TRANSFER RESTRICTED FLOATING RATE NOTES

This certificate relates to $_________ principal amount of Floating Rate Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Floating Rate Note held by the Depository a Floating Rate Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Floating Rate Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Floating Rate Note.

In connection with any transfer of any of the Floating Rate Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Floating Rate Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)  [  ]    to the Issuer; or
      (2)  [  ]    to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)  [  ]    pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)  [  ]    inside the United States to a "qualified institutional
                   buyer" (as defined in Rule 144A under the Securities Act of
                   1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or
      (5)  [  ]    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

      (6)  [  ]    to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter
                   containing certain representations and agreements; or
      (7)   [  ]   pursuant to another available exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:



Date:
       ---------------------------       ------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee


-----------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Floating Rate Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           ---------------------------------------
                                         NOTICE:  To be executed by an executive
                                                   officer

                [TO BE ATTACHED TO GLOBAL FLOATING RATE NOTES]

       SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE NOTE


            The initial principal amount of this Global Floating Rate Note is
$[              ].  The following increases or decreases in this Global
Floating Rate Note have been made:

              Amount of      Amount of
             decrease in    increase in   Principal amount     Signature of
              Principal      Principal     of this Global       authorized
           Amount of this    Amount of      Floating Rate      signatory of
               Global       this Global    Note following       Trustee or
 Date of    Floating Rate  Floating Rate  such decrease or      Securities
 Exchange       Note            Note          increase           Custodian
---------   -------------  -------------  ----------------     ------------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS FLOATING RATE NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE   [  ]         CHANGE OF CONTROL    [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS FLOATING RATE NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR
4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                               YOUR SIGNATURE:
      --------------------                          ----------------------------
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE
                                                   OF THIS NOTE)


SIGNATURE GUARANTEE:
                     --------------------------------------

            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT D


                     [FORM OF FACE OF EXCHANGE 2013 NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive 2013 Note shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                         [FORM OF EXCHANGE 2013 NOTE]

No.                                                                  $__________

                         8-1/4% Senior Note due 2013

                               CUSIP No.  [               ]/[                ]
                           ISIN No.  [144A      ]/[REG S:                    ]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global 2013 Note attached hereto] on January 15,
2013.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this 2013 Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



















*/ If the 2013 Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT D captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2013 NOTE."

                                    ZEUS MERGER TWO LIMITED


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


Dated:  [       ]

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the 2013 Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

                 [FORM OF REVERSE SIDE OF EXCHANGE 2013 NOTE]

                         8-1/4% Senior Note due 2013

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this 2013 Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2005.1 Interest on the 2013 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the 2013 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b)   REGISTRATION RIGHTS AGREEMENT.  The Holder of this 2013
Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the 2013 Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if 2013 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2013 Notes represented by a Global 2013 Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated 2013 Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the 2013 Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2013 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the

----------------------------

1     In the case of the Original Notes.

2     In the case of the Original Notes.

United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE

            The Issuer issued the 2015 Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantor named therein and the Trustee. The terms of the 2013 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2013 Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The 2013 Notes are senior unsecured obligations of the Issuer. This 2013 Note is one of the Exchange 2013 Notes referred to in the Indenture. The 2013 Notes include the Initial 2013 Notes and any Exchange 2013 Notes issued in exchange for Initial 2013 Notes pursuant to the Indenture. The Initial 2013 Notes and any Exchange 2013 Notes, together with the Initial 2015 Notes, any Exchange 2015 Notes, the Initial Floating Rate Notes and any Exchange Floating Rate Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the 2013 Notes and all other amounts payable by the Issuer under the Indenture and the 2013 Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2013 Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the 2013 Notes shall not be redeemable at the option of the Issuer prior to January 15, 2009. Thereafter, the 2013 Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

            YEAR                             REDEMPTION PRICE
            ----                             ----------------

            2009                                 104.125%
            2010                                 102.063%
            2011 and thereafter                  100.000%

            In addition, from and after the Release, and prior to January 15, 2009, the Issuer may redeem the 2013 Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the 2013 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to January 15, 2008, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2013 Notes (calculated after giving effect to any issuance of Additional 2013 Notes) with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the 2013 Notes (calculated after giving effect to any issuance of Additional 2013 Notes) must remain outstanding after each such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The 2013 Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The 2013 Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of 2013 Notes to be redeemed at his, her or its registered address. 2013 Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all 2013 Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such 2013 Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF 2013 NOTES AT THE OPTION OF
      HOLDERS UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's 2013 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase 2013 Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The 2013 Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or exchange of 2013 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2013 Notes selected for redemption (except, in the case of a 2013 Note to be redeemed in part, the portion of the 2013 Note not to be redeemed) or to transfer or exchange any 2013 Notes for a period of 15 days prior to a selection of 2013 Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this 2013 Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the 2013 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the 2013 Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer,
(vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This 2013 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2013 Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.



Date:                               Your Signature:
       -----------------                             ---------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
Date:
       ---------------------------       ---------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                REGISTRATION OF TRANSFER RESTRICTED 2013 NOTES

This certificate relates to $_________ principal amount of 2013 Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global 2013 Note held by the Depository a 2013 Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global 2013 Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a 2013 Note.

In connection with any transfer of any of the 2013 Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such 2013 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   [  ]   to the Issuer; or
      (2)   [  ]   to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)   [  ]   pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)   [  ]   inside the United States to a "qualified institutional
                   buyer" (as defined in Rule 144A under the Securities Act of
                   1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or
      (5)   [  ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in
                   compliance with Rule 904 under the Securities Act of 1933
                   and such Security shall be held immediately after the
                   transfer through Euroclear or Clearstream until the
                   expiration of the Restricted Period (as defined in the
                   Indenture); or
      (6)   [  ]   to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)   [  ]   pursuant to another available exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:
Date:
       ---------------------------   ----------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee


-----------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this 2013 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           ---------------------------------------
                                         NOTICE:  To be executed by an executive
                                                   officer

                    [TO BE ATTACHED TO GLOBAL 2013 NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2013 NOTE

            The initial principal amount of this Global 2013 Note is
$[              ].  The following increases or decreases in this Global 2013
Note have been made:

              Amount of      Amount of    Principal amount     Signature of
             decrease in    increase in    of this Global       authorized
              Principal      Principal        2013 Note        signatory of
           Amount of this    Amount of     following such       Trustee or
 Date of     Global 2013    this Global      decrease or        Securities
 Exchange       Note         2013 Note        increase           Custodian
---------  --------------   -----------    ---------------      -----------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS 2013 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE    [  ]        CHANGE OF CONTROL   [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS 2013 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                               YOUR SIGNATURE:
      -----------------                              --------------------------
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE
                                                   OF THIS NOTE)


SIGNATURE GUARANTEE:
                      ----------------------------------------------

            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT E


                     [FORM OF FACE OF EXCHANGE 2015 NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive 2015 Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                         [FORM OF EXCHANGE 2015 NOTE]

No.                                                                  $__________

                         8-5/8% Senior Note due 2015

                            CUSIP No.  [              ]/[                      ]
                           ISIN No.  [144A         ]/[REG S:                   ]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global 2015 Note attached hereto] on January 15,
2015.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this 2015 Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

















*/ If the 2015 Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT E captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 NOTE."

                                    ZEUS MERGER TWO LIMITED




                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


Dated:  [      ]

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the 2015 Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

                 [FORM OF REVERSE SIDE OF EXCHANGE 2015 NOTE]

                         8-5/8% Senior Note due 2015

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this 2015 Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2005.1 Interest on the 2015 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the 2015 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b)   REGISTRATION RIGHTS AGREEMENT.  The Holder of this 2015
Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the 2015 Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if 2015 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2015 Notes represented by a Global 2015 Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated 2015 Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the 2015 Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2015 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the

----------------------------------------

1     In the case of the Original Notes.

2     In the case of the Original Notes.

United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE

            The Issuer issued the 2015 Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantor named therein and the Trustee. The terms of the 2015 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2015 Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The 2015 Notes are senior unsecured obligations of the Issuer. This 2015 Note is one of the Exchange 2015 Notes referred to in the Indenture. The 2015 Notes include the Initial 2015 Notes and any Exchange 2015 Notes issued in exchange for Initial 2015 Notes pursuant to the Indenture. The Initial 2015 Notes and any Exchange 2015 Notes, together with the Initial 2013 Notes, any Exchange 2013 Notes, the Initial Floating Rate Notes and any Exchange Floating Rate Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the 2015 Notes and all other amounts payable by the Issuer under the Indenture and the 2015 Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2015 Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the 2015 Notes shall not be redeemable at the option of the Issuer prior to January 15, 2010. Thereafter, the 2015 Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

            YEAR                             REDEMPTION PRICE
            ----                             ----------------
            2010                                 104.313%
            2011                                 102.875%
            2012                                 101.438%
            2013 and thereafter                  100.000%

            In addition, from and after the Release, and prior to January 15, 2010, the Issuer may redeem the 2015 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the 2015 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to January 15, 2008, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2015 Notes (calculated after giving effect to any issuance of Additional 2015 Notes) with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the 2015 Notes (calculated after giving effect to any issuance of Additional 2015 Notes) must remain outstanding after each such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The 2015 Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The 2015 Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of 2015 Notes to be redeemed at his, her or its registered address. 2015 Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all 2015 Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such 2015 Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF 2015 NOTES AT THE OPTION OF
      HOLDERS UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's 2015 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase 2015 Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The 2015 Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or exchange of 2015 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2015 Notes selected for redemption (except, in the case of a 2015 Note to be redeemed in part, the portion of the 2015 Note not to be redeemed) or to transfer or exchange any 2015 Notes for a period of 15 days prior to a selection of 2015 Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this 2015 Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the 2015 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the 2015 Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer,
(vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This 2015 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2015 Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                               Your Signature:
       -----------------                             ---------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note.)

Signature Guarantee:
Date:
       ---------------------------       ---------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                REGISTRATION OF TRANSFER RESTRICTED 2015 NOTES

This certificate relates to $_________ principal amount of 2015 Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global 2015 Note held by the Depository a 2015 Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global 2015 Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a 2015 Note.

In connection with any transfer of any of the 2015 Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such 2015 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)  [  ]    to the Issuer; or
      (2)  [  ]    to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)  [  ]    pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)  [  ]    inside the United States to a "qualified institutional
                   buyer" (as defined in Rule 144A under the Securities Act of
                   1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or
      (5)   [  ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in
                   compliance with Rule 904 under the Securities Act of 1933
                   and such Security shall be held immediately after the
                   transfer through Euroclear or Clearstream until the
                   expiration of the Restricted Period (as defined in the
                   Indenture); or
      (6)   [  ]   to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)  [  ]    pursuant to another available exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:
Date:
       ---------------------------      -------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee



-----------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this 2015 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           --------------------------------------
                                         NOTICE:  To be executed by an executive
                                                   officer

                    [TO BE ATTACHED TO GLOBAL 2015 NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 NOTE

            The initial principal amount of this Global 2015 Note is
$[              ].  The following increases or decreases in this Global 2015
Note have been made:

              Amount of      Amount of    Principal amount     Signature of
             decrease in    increase in    of this Global       authorized
              Principal      Principal        2015 Note        signatory of
           Amount of this    Amount of     following such       Trustee or
 Date of     Global 2015    this Global      decrease or        Securities
 Exchange       Note         2015 Note        increase           Custodian
---------  ---------------  -----------   ----------------     ------------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS 2015 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE   [  ]        CHANGE OF CONTROL   [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS 2015 NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR
4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                               YOUR SIGNATURE:
      -------------------------                     --------------------------
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE
                                                   OF THIS NOTE)


SIGNATURE GUARANTEE:
                       -----------------------------------------


            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT F


                [FORM OF FACE OF EXCHANGE FLOATING RATE NOTE]

                            [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive Floating Rate Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                    [FORM OF EXCHANGE FLOATING RATE NOTE]

No.                                                                  $__________

                      Floating Rate Senior Note due 2012

                                 CUSIP No.  [          ]/[                    ]
                           ISIN No.  [144A          ]/[REG S:                 ]

            ZEUS MERGER TWO LIMITED, a company incorporated under the laws of
Bermuda, promises to pay to [                   ], or registered assigns, the
principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global Floating Rate Note attached hereto] on January 15, 2012.

               Interest Payment Dates: January 15 and July 15.

                     Record Dates: January 1 and July 1.

            Additional provisions of this Floating Rate Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

















*/ If the Floating Rate Note is to be issued in global form, add the Global Notes Legend and the attachment from EXHIBIT F captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE NOTE."

                                    ZEUS MERGER TWO LIMITED


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


Dated: [    ]

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee, certifies that this is
  one of the Floating Rate Notes
  referred to in the Indenture.

By:
    --------------------------------
    Authorized Signatory

            [FORM OF REVERSE SIDE OF EXCHANGE FLOATING RATE NOTE]

                      Floating Rate Senior Note due 2012

1.    INTEREST

            (a) ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Floating Rate Note at a rate per annum, reset semi-annually, equal to LIBOR plus 4-7/8%, as determined by an agent appointed by the Issuer (the "CALCULATION AGENT"), which shall initially be the Trustee. The Issuer shall pay interest semiannually on January 15 and July 15of each year, commencing July 15, 2005.1 Interest on the Floating Rate Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including January 28, 20052 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Issuer shall pay interest on overdue principal at the rate borne by the Floating Rate Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            For purposes of this Section 1, the following terms shall have the meanings indicated below:

            "DETERMINATION DATE" means, with respect to an Interest Period, the second London Banking Day preceding the first day of the Interest Period.

            "INTEREST PERIOD" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include July 14, 2005.

            "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States



1    In the case of the Original Notes.

2    In the case of the Original Notes.

dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

            "LONDON BANKING DAY" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "REPRESENTATIVE AMOUNT" means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

            "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

            The amount of interest for each day that the Floating Rate Notes are outstanding (the "DAILY INTEREST AMOUNT") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

            All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or ..0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

             The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

             (b) REGISTRATION RIGHTS AGREEMENT. The Holder of this Floating Rate Note is entitled to the benefits of a Registration Rights Agreement, dated as of January 28, 2005, among the Issuer, Zeus Merger One Limited and the Initial Purchasers.

2.    METHOD OF PAYMENT

            The Issuer shall pay interest on the Floating Rate Notes to the Persons who are registered Holders at the close of business on the January 1 and July 1 next preceding the interest payment date even if Floating Rate
Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Floating Rate Notes represented by a Global Floating Rate Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Floating Rate Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Floating Rate Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Floating Rate Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    PAYING AGENT AND REGISTRAR

            Initially, Wells Fargo Bank, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent, Registrar and Calculation Agent. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or Calculation Agent.

4.    INDENTURE

            The Issuer issued the Floating Rate Notes under an Indenture dated as of January 28, 2005 (the "INDENTURE"), among the Issuer, the Guarantor named therein and the Trustee. The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Floating Rates Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions; in the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern.

            The Floating Rate Notes are senior unsecured obligations of the Issuer. This Floating Rate Note is one of the Exchange Floating Rate Notes referred to in the Indenture. The Floating Rate Notes include the Initial Floating Rate Notes and any Exchange Floating Rate Notes issued in exchange for Initial Floating Rate Notes pursuant to the Indenture. The Initial Floating Rate Notes and any Exchange Floating Rate Notes, together with the Initial 2013 Notes, any Exchange 2013 Notes, the Initial 2015 Notes and any Exchange 2015 Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest, on the Floating Rate Notes and all other amounts payable by the Issuer under the Indenture and the Floating Rate Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Floating Rate Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis on the terms set forth in the Indenture.

5.    OPTIONAL REDEMPTION

            Except as set forth in the following two paragraphs and in Sections 3.09 and 3.10 of the Indenture, the Floating Rate Notes shall not be redeemable at the option of the Issuer prior to July 15, 2005. Thereafter, the Floating Rate Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

                     YEAR                             REDEMPTION PRICE

On or after July 15, 2005 and before July 15, 2006         102.000%
On or after July 15, 2006 and before July 15, 2007         101.000%
July 15, 2007 and thereafter                               100.000%

            In addition, from and after the Release, and prior to July 15, 2005, the Issuer may redeem the Floating Rate Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Notwithstanding the foregoing, from and after the Release and at any time and from time to time on or prior to July 15, 2005, the Issuer may redeem up to 100% of the aggregate principal amount of the Floating Rate
Notes then outstanding, with the net cash proceeds of one or more Equity Offerings by the Issuer or by any Parent of the Issuer, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, or from the cash contribution of equity capital to the Issuer, at a redemption price equal to 104% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive in-terest due on the relevant interest payment date); PROVIDED, HOWEVER, that such redemption shall occur within 90 days after the date on which any such Equity Offering or cash contribution of equity capital to the Issuer is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            The Floating Rate Notes are subject to a Special Mandatory Redemption as set forth in Article 3 of the Indenture.

            Notice of any redemption (other than with respect to a Special Mandatory Redemption) may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, in the case of any Equity Offering, completion of the related Equity Offering.

6.    SINKING FUND

            The Floating Rate Notes are not subject to any mandatory sinking fund.

7.    NOTICE OF REDEMPTION

            Notice of redemption (other than with respect to a Special Mandatory Redemption) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Floating Rate Notes to be redeemed at his, her or its registered address. Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Floating Rate Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Floating Rate Notes (or such portions thereof) called for redemption.

8.    REPURCHASE OF FLOATING RATE NOTES AT THE OPTION
      OF HOLDERS UPON CHANGE OF CONTROL AND ASSET SALES

            Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder's Floating Rate Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Floating Rate Notes upon the occurrence of certain events.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The Floating Rate Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder shall register the transfer of or ex-change of Floating Rate Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Floating Rate Notes selected for redemption (except, in the case of a Floating Rate Note to be redeemed in part, the portion of the Floating Rate Note not to be redeemed) or to transfer or exchange any Floating Rate Notes for a period of 15 days prior to a selection of Floating Rate Notes to be redeemed.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this Floating Rate Note shall be treated as the owner of it for all purposes.

11.   UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request, subject to any abandoned property law. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Floating Rate Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Floating Rate Notes to redemption, or maturity, as the case may be.

13.   AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; PROVIDED, HOWEVER, that if any amendment, waiver or other modification will only affect the 2013 Notes, the 2015 Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding
2013 Notes, 2015 Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture or the Notes (provided that the Issuer need not act to amend this Indenture to add Subsidiary Guarantors on the Issue Date): (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
Section 163(f)(2)(B) of the Code, (iv) to add Guarantees with respect to the Notes or to secure the Notes, (v) to add to the covenants of the Issuer or any Parent of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Parent of the Issuer, (vi) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA, (vii) to effect any provision of this Indenture (including to release any Guarantees or Escrowed Property in accordance with the terms of this Indenture and the Escrow Agreement), (viii) to make any change that does not adversely affect the rights of any Holder, or (ix) to provide for the issuance of the Exchange Notes or Additional Notes.

14.   DEFAULTS AND REMEDIES

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   TRUSTEE DEALINGS WITH THE ISSUER

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            No director, officer, employee, incorporator or holder of any equity interests in the Issuer (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.   AUTHENTICATION

            This Floating Rate Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Floating Rate Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.   CUSIP NUMBERS, ISINS AND COMMON CODES

            The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                               ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note
on the books of the Issuer.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                               Your Signature:
       -----------------                             ---------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note.)

Signature Guarantee:
Date:
       ---------------------------       ---------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
           REGISTRATION OF TRANSFER RESTRICTED FLOATING RATE NOTES

This certificate relates to $_________ principal amount of Floating Rate Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Floating Rate Note held by the Depository a Floating Rate Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Floating Rate Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Floating Rate Note.

In connection with any transfer of any of the Floating Rate Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Floating Rate Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)  [  ]    to the Issuer; or
      (2)  [  ]    to the Registrar for registration in the name of the
                   Holder, without transfer; or
      (3)  [  ]    pursuant to an effective registration statement under the
                   Securities Act of 1933; or
      (4)  [  ]    inside the United States to a "qualified institutional
                   buyer" (as defined in Rule 144A under the Securities Act of
                   1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or
      (5)   [  ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

      (6)   [  ]   to an institutional "accredited investor" (as defined in
                   Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                   1933) that has furnished to the Trustee a signed letter
                   containing certain representations and agreements; or
      (7)   [  ]   pursuant to another available exemption from registration
                   provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



Date:
       ---------------------------  -----------------------------------------
                                    Your Signature

Signature Guarantee:
Date:
       ---------------------------       ------------------------------------
Signature must be guaranteed by a        Signature of Signature Guarantee
participant in a recognized
signature guaranty medallion
program or other signature
guarantor program reasonably
acceptable to the Trustee


-----------------------------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Floating Rate Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        ----------------------           ---------------------------------------
                                         NOTICE:  To be executed by an executive
                                                   officer

                [TO BE ATTACHED TO GLOBAL FLOATING RATE NOTES]

       SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE NOTE


            The initial principal amount of this Global Floating Rate Note is
$[              ].  The following increases or decreases in this Global
Floating Rate Note have been made:

              Amount of      Amount of
             decrease in    increase in   Principal amount     Signature of
              Principal      Principal     of this Global       authorized
           Amount of this    Amount of      Floating Rate      signatory of
               Global       this Global    Note following       Trustee or
 Date of    Floating Rate  Floating Rate  such decrease or      Securities
 Exchange       Note            Note          increase           Custodian
---------  --------------  -------------  ----------------     -------------

                      OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS FLOATING RATE NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                  ASSET SALE  [  ]         CHANGE OF CONTROL   [  ]

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS FLOATING RATE NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR
4.08 (CHANGE OF CONTROL) OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$-----------------


DATE:                                   YOUR SIGNATURE:
      ------------------                           -------------------------
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE
                                                   OF THIS NOTE)


SIGNATURE GUARANTEE:
                       -----------------------------------

            SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT G


                                   Form of
               Transferee Letter of Representation - 2013 Notes


INTELSAT (BERMUDA), LTD.
c/o Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT 06457

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $[     ]
principal amount of the 8-1/4% Senior Notes due 2013 (the "NOTES") of ZEUS MERGER TWO LIMITED (the "ISSUER").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of such an institutional "accredited investor" at least
$[            ] principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase Notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("RULE 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state Notes laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:                                     TRANSFEREE:
        --------------------------                        --------------------,

                                              by
                                                 ------------------------------

                                                                     EXHIBIT H


                                   Form of
               Transferee Letter of Representation - 2015 Notes


INTELSAT (BERMUDA), LTD.
c/o Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT 06457

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $[     ]
principal amount of the 8-5/8% Senior Notes due 2015 (the "NOTES") of ZEUS MERGER TWO LIMITED (the "ISSUER").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of such an institutional "accredited investor" at least
$[            ] principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase Notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("RULE 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state Notes laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:                                     TRANSFEREE:                        ,
        --------------------------                        --------------------

                                              by
                                                 ------------------------------

                                                                     EXHIBIT I


                                   Form of
          Transferee Letter of Representation - Floating Rate Notes


INTELSAT (BERMUDA), LTD.
c/o Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT 06457

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $[     ]
principal amount of the Floating Rate Senior Notes due 2012 (the "NOTES") of INTELSAT (BERMUDA), LTD. (the "ISSUER").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of such an institutional "accredited investor" at least
$[            ] principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase Notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("RULE 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state Notes laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:                                     TRANSFEREE:                        ,
        --------------------------                        --------------------

                                              by
                                                -------------------------------

                                    EXHIBIT J


                       [FORM OF SUPPLEMENTAL INDENTURE]


            SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") dated as
of  [            ], among [GUARANTOR] (the "NEW GUARANTOR"), a subsidiary of
INTELSAT (BERMUDA), LTD. (or its successor), a Delaware corporation (the "ISSUER"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "TRUSTEE").

                            W I T N E S S E T H :

            WHEREAS the Issuer and the existing Guarantor(s) have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the "INDENTURE") dated as of January 28, 2005, providing for the issuance of the Issuer's 8-1/4% Senior Notes due 2013 (the "2013 NOTES"), 8-5/8% Senior Notes due 2015 (the "2015 NOTES") and Senior Floating Rate Notes due 2012 (the "FLOATING RATE NOTES" and, together with the 2013 Notes and the 2015 Notes, the "NOTES"), initially in the aggregate principal amount of $875,000,000, $675,000,000 and $1,000,000,000, respectively;

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

            1. DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Supplemental Indenture shall refer to the term "HOLDERS" as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words "herein," "hereof" and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes apply-ing to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

            3. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

            4. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

            5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            6. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    [NEW GUARANTOR]


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    INTELSAT (BERMUDA), LTD.




                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                      as Trustee




                                    By:
                                         -------------------------------------
                                         Name:
                                         Title: